PROMISSORY NOTE

$8,000,000                                  New York, New York
                                            As of November 30, 1995

           FOR VALUE RECEIVED NORTH HILLS MALL ASSOCIATES, an Illinois general partnership, as maker, having its principal place of business c/o JMB Income Properties, LTD.-X, 900 Michigan Avenue, Suite 900, Chicago, Illinois 60611 ("Borrower"), hereby unconditionally promises to pay to the order of CHEMICAL BANK, a New York banking corporation, as payee, having an address at 380 Madison Avenue, 11th Floor, New York, New York 10017 ("Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Eight Million Dollars, in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (defined below), and to be paid in installments as follows:


                      ARTICLE 1: PAYMENT TERMS

           (a)   A payment of interest only on January 1, 1995;

           (b) A constant payment of $57,181.86 on the first day of February, 1996 and on the first day of each calendar month thereafter up to and including the first day of December, 2000;

each of the payments to be applied as follows:

           (i) first, to the payment of interest computed at the Applicable Interest Rate; and

           (ii)  the balance toward the reduction of the principal sum;

and the balance of the principal sum and all interest thereon shall be due and payable on the first day of January, 2001 (the "Maturity Date"). Interest on the principal sum of this Note shall be calculated on the basis of a three hundred sixty (360) day year based on twelve (12) thirty (30) day months except that interest due and payable for a period of less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360-day year.


                        ARTICLE 2:  INTEREST

           The term "Applicable Interest Rate" as used in the Security Instrument (defined below) and this Note shall mean an interest rate equal to SEVEN AND ONE HUNDRED TWENTY-FIVE THOUSANDTHS percent (7.125%) per annum.


                 ARTICLE 3: DEFAULT AND ACCELERATION

           (a) The whole of the principal sum of this Note, (b) interest, default interest, late charges and other sums, as provided in this Note, the Security Instrument or the Other Security Documents (defined below),
(c) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instrument or the Other Security Documents, (d) all sums advanced pursuant to the Security Instrument to protect and preserve the Property (defined below) and the lien and the security interest created thereby, and (e) all sums advanced and costs and expenses incurred by Lender in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (a) through (e) above shall collectively be referred to as the "Debt") shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid prior to the tenth (10th) day after the date when due or on the Maturity Date or on the happening of any other default, after the expiration of any applicable notice and grace periods, herein or under the terms of the Security Instrument or any of the Other Security Documents (collectively, an "Event of Default").


                    ARTICLE 4:  DEFAULT INTEREST

           Borrower does hereby agree that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a rate equal to the lesser of (a) five percent (5%) plus the Applicable Interest Rate and (b) the maximum interest rate which Borrower may by law pay (the "Default Rate"). The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.


                        ARTICLE 5: PREPAYMENT

           (a) The principal balance of this Note may not be prepaid in whole or in part prior to the third (3rd) Loan Year (defined below).
During the third (3rd) Loan Year or any time thereafter, the principal balance of this Note may be prepaid in whole, but not in part, upon not less than thirty (30) days and not more than forty (40) days prior written notice to Lender specifying the date on which prepayment is to be made (the "Prepayment Date") and upon payment of:

           (i)   all accrued interest to and including the Prepayment
Date;

           (ii) all interest which would have accrued on the principal balance of this Note after the Prepayment Date to and including the last day of the calendar month in which the Prepayment Date occurs (the "Interest Shortfall Payment"), if such prepayment occurs on a date which is not the first day of a month;

           (iii) all other sums due under this Note, the Security
Instrument and all Other Security Documents; and

           (iv)  a prepayment consideration (the "Prepayment
Consideration") in an amount equal to the present value as of the Prepayment Date of the Calculated Payments (defined below) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (defined below).

Notwithstanding anything to the contrary herein, provided no Event of Default exists under this Note, the Security Instrument or the Other Security Documents, in the event of any prepayment which occurs during the three (3) months prior to the Maturity Date, no Prepayment Consideration shall be due in connection therewith, but Borrower shall be required to pay all other sums due hereunder, including, without limitation, the Interest Shortfall Payment, if any.

      (b) The "Calculated Payments" are monthly payments of interest only which would be due based on the principal amount outstanding on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (i) the Applicable Interest Rate minus (ii) the Treasury Rate (defined below), plus 150 basis points. The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (defined below) when compounded semi-annually, plus 150 basis points. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate. Lender shall notify Borrower of the amount and the basis of determination of the required Prepayment Consideration which shall be conclusive and binding on Borrower absent manifest error. "Loan Year" as used in this Article 5 shall mean each 365 or 366, if applicable, day period after the first day of the first calendar month after the date of this Note (or the date of this Note if it is dated the first day of a calendar month).

      (c) Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith. Notwithstanding anything contained in this Article 5 to the contrary, provided no Event of Default exists, no Prepayment Consideration shall be due in connection with a complete or partial prepayment resulting from a change in tax or debt credit laws or the application of insurance proceeds or condemnation awards pursuant to Sections 3.3, 4.4 and 7.3 of the Security Instrument, but Borrower shall be required to pay all other sums due hereunder, including, without limitation, the Interest Shortfall Payment, if applicable.

      (d) If a Default Prepayment (defined below) occurs, Borrower shall pay to Lender the entire Debt, including, without limitation, the following amounts:

      (i) if the Default Prepayment occurs prior to the time when prepayment of the principal balance of this Note is permitted, an amount equal to the sum of (A) the present value of the interest payments which would have accrued on the principal balance of this Note (outstanding as of the date of such Default Prepayment) at the Applicable Interest Rate from the date of such Default Prepayment to the first day prepayment is permitted pursuant to this Note discounted at a rate equal to the Treasury Rate except that such Treasury Rate shall be based on the U.S. Treasury constant maturity most nearly approximating the date upon which prepayment is first permitted pursuant to this Note, and (B) the present value as of the first day of the third (3rd) Loan Year of the Calculated Payments based on the Treasury Rate in effect at the time of such Default Prepayment from the first day of the third (3rd) Loan Year through the Maturity Date determined by discounting such payments at the Discount Rate; and

      (ii) if the Default Prepayment occurs at a time when prepayment of the principal balance of this Note is permitted, the Prepayment
Consideration and the Interest Shortfall Payment, if applicable.

For purposes of this Note, the term "Default Prepayment" shall mean a prepayment of the principal amount of this Note made after the occurrence of any Event of Default or an acceleration of the Maturity Date under any circumstances, including, without limitation, a prepayment occurring in connection with reinstatement of the Security Instrument provided by statute under foreclosure proceedings or exercise of a power of sale, any statutory right of redemption exercised by Borrower or any other party having a statutory right to redeem or prevent foreclosure, any sale in foreclosure or under exercise of a power of sale or otherwise.


                        ARTICLE 6:  SECURITY

           This Note is secured by the Security Instrument and the Other Security Documents. The term "Security Instrument" as used in this Note shall mean the deed of trust and security agreement dated the date hereof in the principal sum of $8,000,000 given by Borrower to (or for the benefit of) Lender covering the fee estate of Borrower in certain premises located in Tarrant County, State (Commonwealth) of Texas, and other property, as more particularly described therein (collectively, the "Property") and intended to be duly recorded in said County. The term "Other Security Documents" as used in this Note shall mean all and any of the documents other than this Note or the Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note or have been or shall be executed in connection with the Note or the Debt, including without limitation, any certificate and the Loan Commitment. Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.

      All of the terms, covenants and conditions contained in the Security Instrument and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.


                     ARTICLE 7:  SAVINGS CLAUSE

      This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

                       ARTICLE 8:  LATE CHARGE

      If any sum payable under this Note is not paid prior to the tenth
(10th) day after the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of the unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Security Instrument and the Other Security Documents.

                     ARTICLE 9:  NO ORAL CHANGE

      This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.


              ARTICLE 10:  JOINT AND SEVERAL LIABILITY

      If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

                        ARTICLE 11:  WAIVERS

      Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind except as expressly provided in this Note, the Security Instrument or the Other Security Documents. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the Other Security Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instrument or the Other Security Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Security Instrument or the Other Security Documents. If Borrower is a partnership, the agreements contained herein shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising the partnership, and the term "Borrower," an used herein, shall include any alternate or successor partnership, but any predecessor partnership shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and effect notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term "Borrower" as used herein, shall include any alternate or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If Borrower is a limited liability company, the agreements herein contained shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising the limited liability company and the term "Borrower," as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and its members shall not be released from any liability. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Security Instrument or any Other Security Document.) The term "Borrower" shall not include any partners in Borrower (if Borrower is a partnership), any shareholders, directors or officers of Borrower (if Borrower is a corporation) or any members in Borrower (if Borrower is a limited liability company).

                        ARTICLE 12:  TRANSFER

      Upon the transfer of this Note, Lender will endeavor to give Borrower notice thereof, but Lender's failure to do so shall not affect the enforceability or validity of this Note in any way. In connection with the transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Security Instrument and the Other Security Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights, obligations and liabilities herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.


                ARTICLE 13:  WAIVER OF TRIAL BY JURY

      BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.


                       ARTICLE 14: EXCULPATION

                 (a)  Subject to Subsections (b), (c) and (d) below and
Section 11.10 and Article 15 of the Security Instrument, notwithstanding anything to the contrary contained in this Note, the Security Instrument or the Other Security Documents, and in addition to, and not in limitation of, any limitation on liability provided by law or by any contract, agreement, instrument or document, the remedies of Lender, for default or breach under this Note, the Security Instrument, the Environmental Indemnity or any Other Security Documents, shall be limited to its right against the Property or other collateral subject thereto; without limitation on the generality of the foregoing, and notwithstanding anything to the contrary contained in this Note, the Security Instrument, the Environmental Indemnity Agreement or any of the Other Security Documents, Borrower shall not be personally liable, directly or indirectly, for the payment of the indebtedness or any other liability evidenced by or created or arising under or in connection with this Note, the Security Instrument, the Environmental Indemnity Agreement or any of the Other Security Documents, or for the performance of any of the obligations under this Note, the Security Instrument, the Environmental Indemnity Agreement or the Other Security Documents, and any judgement or decree in any action brought to enforce the obligation of Borrower to pay such indebtedness or to enforce any other obligations or liabilities shall be enforceable against Borrower only to the extent of its interest in the Property and any such judgement or decree shall not be subject to execution upon or be a lien upon the assets of Borrower other than its interest in such Property and Lender shall not seek any personal or deficiency judgement against Borrower, and Lender and each of its successors and assigns hereby waives any such liability. Notwithstanding anything in this Note, the Security Instrument, the Environmental Indemnity Agreement or any of the Other Security Documents to the contrary, no present or future Principal in Borrower (as defined in Subsection (b) below), shall be liable, directly or indirectly, under or in connection with this Note, the Security Instrument, the Environmental Indemnity Agreement or any of the Other Security Documents, or any amendments or modifications to any of the foregoing made at any time or times, heretofore or hereafter (and Lender and its successors and assigns shall have no recourse against any property of any such Principal in Borrower); and the Lender and each of its successors and assigns hereby waives any such liability of any Principal in Borrower. Any obligation of any Principal in Borrower to contribute, lend or otherwise make any payment to Borrower (whether by reason of a negative capital account or otherwise) shall not be considered an asset of Borrower. The provisions of this Subsection (a) shall not (i) constitute a waiver, release or impairment of any obligation of Borrower evidenced or secured by this Note, the Other Security Documents or the Security Instrument; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument; (iii) impair the rights of Trustee (defined in the Security Instrument) and Lender from exercising their right to sell the Property pursuant to the power of sale granted hereto; (iv) affect the validity or enforceability against the Borrower of any indemnity (subject to Article 15 of the Security Instrument) made in connection with this Note, the Security Instrument, or the Other Security Documents; (v) impair the right of Lender to obtain the appointment of a receiver; (vi) impair the enforcement (subject to Article 15 of the Security Instrument) of the Assignment of Leases and Rents executed in connection herewith; or (vii) impair the right of Lender to enforce (subject to Article 15 hereof) the provisions of Sections 11.10, 13.2, 13.3 and 13.4 of the Security Instrument.

           (b) Notwithstanding the provisions of this Article 14 to the contrary, Borrower, but not any principal in Borrower, shall be personally liable to Lender for the Losses
(as defined in the Security Instrument) it incurs to the extent of both the Property encumbered by the Security Instrument and any other assets of Borrower, but not any assets of any Principal in Borrower, due to: (i) fraud or intentional misrepresentation by or on behalf of Borrower in connection with the execution and the delivery of this Note, the Security Instrument or the Other Security Documents, in each case to the extent of the actual out-of-pocket Loss to Lender caused thereby; (ii) Borrower's misapplication or misappropriation of Rents received by Borrower after the occurrence of an Event of Default, to the extent of the amount of Rents misapplied or misappropriated by Borrower and not applied to the expenses of the Property; (iii) Borrower's misappropriation of tenant security deposits or Rents collected in advance, to the extent of the amount so misappropriated by Borrower and, with respect to the Rents, not applied to expenses of the Property; (iv) Borrower's misapplication or the misappropriation of insurance proceeds or condemnation awards, to the extent of the proceeds misapplied or misappropriated; (v) any act of actual waste or arson by Borrower, any principal, affiliate, member or general partner thereof or by any Indemnitor (as defined in the Security Instrument), to the extent of the actual out-of-pocket Loss to Lender caused thereby; or (vi) Borrower's failure to comply with the provisions of Sections 4.2, 7.1, 12.1 and 12.2 of the Security Instrument in each case, to the extent of the actual out-of-pocket Loss to Lender caused thereby. The term "Principal in Borrower" as used in this Note shall mean (1) any constituent partner in or member of

Borrower, (2) any employee or agent in or of Borrower, and (3) any shareholder, officer, director, partner, limited partner, member, manager, trustee, beneficiary, employee or agent in or of any corporation, partnership, limited liability company, trust or other entity that has any direct or indirect interest in Borrower or in any partner or member of Borrower.

           (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Subsection (a) above SHALL BECOME NULL AND VOID as to Borrower, but not any Principal in Borrower, and shall be of no further force and effect in the event of Borrower's default under Section 4.3 or Sections 8.1, 8.2, 8.3 or 8.4 of the Security Instrument or if the Property or any part thereof shall become an asset in
(i) a voluntary bankruptcy or insolvency proceeding, or (ii) an involuntary bankruptcy or insolvency proceeding which is not dismissed within one hundred twenty (120) days of filing.

           (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Security Instrument or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with this Note, the Security Instrument and the Other Security Documents.


                       ARTICLE 15:  AUTHORITY

      Borrower represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Instrument and the Other Security Documents and that this Note, the Security Instrument and the Other Security Documents constitute valid and binding obligations of Borrower.


                     ARTICLE 16:  APPLICABLE LAW

      This Note shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.


                   ARTICLE 17: SERVICE OF PROCESS

      (a) (i) Borrower will maintain a place of business or an agent for service of process in New York, New York and give prompt notice to Lender of the address of such place of business and of the name and address of any new agent appointed by it, as appropriate. Borrower further agrees that the failure of its agent for service of process to give it notice of any service of process will not impair or affect the validity of such service or of any judgement based thereon. If, despite the foregoing, there is for any reason no agent for service of process of Borrower available to be served, and if it at that time has no place of business in New York, New York, then Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to the first paragraph hereof.

           (ii)  Borrower initially and irrevocably designated CT
Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, to receive for and on behalf of Borrower service of process in New York, New York with respect to this Note.

      (b) With respect to any claim or action arising hereunder or under the Security Instrument or the Other Security Documents, Borrower (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York, New York, and appellate courts from any thereof, and (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Note brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

      (c) Nothing in this Note will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.


                      ARTICLE 18:  COUNSEL FEES

      In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security therefor, Borrower also agrees to pay all reasonable fees and expenses of Lender, including, without limitation, reasonable attorney's fees for the services of such counsel whether or not suit be brought.


                        ARTICLE 19:  NOTICES

      All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) upon receipt after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:       North Hills Mall Associates
                      c/o JMB Income Properties, LTD.-X
                      900 Michigan Avenue, Suite 900
                      Chicago, Illinois 60611
                      Attention: Stephen Lovelette
                      Facsimile No. (312) 915-2310

With a copy to:       Pircher, Nichols & Meeks
                      1999 Avenue of the Stars
                      Los Angeles, California 90067
                      Attention: Real Estate Notices (SCS)
                      Facsimile No. (310) 201-8922


If to Lender:              Chemical Bank
                      c/o Chemical Commercial Mortgage Banking Corp. Servicing Department
                      380 Madison Avenue
                      11th Floor
                      New York, New York 10017
                      Attention: Janice Smith
                      Facsimile No. (212) 622-3553

                           and

                      Chemical Bank
                      Legal Department
                      270 Park Avenue
                      40th Floor
                      New York, New York 10017
                      Attention: Ronald A. Wilcox, Esq.
                      Facsimile No. (212) 270-7473


With a copy to:       Thacher Proffitt & Wood
                      Two World Trade Center
                      New York, New York 10048
                      Attention: Joseph Philip Forte, Esq.
                      Facsimile No. (212) 912-7751

or addressed as such party may from time to time designate by written notice to the other parties.

           Either party by notice to the other may designate additional or different addressees for subsequent notices or communications.

           "Business Day" shall mean a day upon which commercial banks are not authorized or required by law to close in New York, New York.

                     ARTICLE 20:  MISCELLANEOUS

           (a) Wherever pursuant to this Note (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

           (b) Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Lender, whether with respect to retained firms or the reimbursement for the expenses of in-house staff.


                ARTICLE 21:  SPECIAL TEXAS PROVISIONS

      (a) In the event of any inconsistencies between the terms and conditions of Articles 1-20 and Article 22 of this Note, and the terms and conditions of this Article 21, the terms and conditions of Article 21 shall control and be binding.

      (b) The following language is hereby added to the end of the last sentence of Article 1 entitled "Payment Terms":

           ",unless such calculation would result in a usurious rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be."

      (c) The first sentence of Article 2 entitled "Interest" is hereby deleted and the following substituted therefor:

                 The term "Applicable Interest Rate" as used herein shall mean a rate per annum from the date of this Note through and including the Maturity Date of the lesser of ----- % or the Highest Lawful Rate (hereinafter defined). The term "Highest Lawful Rate" as used herein shall mean, with respect to the Lender, the maximum nonusurious interest rate, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Debt under laws applicable to the Lender that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws now allow.

      (d) The phrase "maximum interest rate which Borrower may by law pay" is hereby deleted from Article 4, and the phrase "Highest Lawful Rate" substituted therefore.

      (e) The phrase "maximum amount permitted by applicable law" is hereby deleted from Article 8 and the phrase "Highest Lawful Rate" is substituted therefore.

      (f)  The following language is hereby added to the first sentence of
Article 11 entitled "Waivers" after the words" notice of dishonor...":

           "notice of intention to accelerate, notice of acceleration,"

      (g) The following language is hereby added after the word "and" and immediately before the word "shall" found in the second sentence of Article 16:

           ",except to the extent that the applicable laws of the Untied States of America apply,".

      (g) THIS NOTE, AND THE OTHER SECURITY DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE LENDER AND THE OTHER RESPECTIVE PARTIES HERETO AND THERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



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                      ARTICLE 22:  DEFINITIONS

           The terms set forth below are defined in the following Sections of this Note:

      (a)  Applicable Interest Rate:  Article 2;

      (b)  Borrower:  Preamble, Articles 6 and 11;

      (c)  Business Day:  Article 19;

      (d)  Calculated Payments:  Article 5, Section (b);

      (e)  Debt:  Article 3;

      (f)  Default Prepayment:  Article 5, Section (d);

      (g)  Default Rate:  Article 4;

      (h)  Discount Rate:  Article 5, Section (b);

      (i)  Event of Default:  Article 3;

      (j)  Interest Shortfall Payment:  Article 5, Subsection (a)(ii);

      (k)  Lender:  Preamble and Article 6;

      (l)  Loan Year:  Article 5, Section (b);

      (m)  Maturity Date:  Article 1, Section (b);

      (n)  Other Security Documents:  Article 6;

      (o)  Prepayment Consideration:  Article 5, Subsection (a)(iv);

      (p)  Prepayment Date:  Article 5, Section (a);

      (q)  Property:  Article 6;

      (r)  Security Instrument: Article 6; and

      (s)  Treasury Rate:  Article 5, Section (b).

      IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

                                 NORTH HILLS MALL ASSOCIATES, an
                                 Illinois general partnership

                                 By:  JMB REALTY CORPORATION,  a
                                      Delaware corporation, its general
                                      partner

                                      By:   --------------------------
                                            Name:
                                            Title:

THE STATE OF NEW YORK )
                      )
COUNTY OF NEW YORK    )


           This instrument was acknowledged before me on November 30, 1995, by Elizabeth Kogen, the Vice President of JMB Realty Corporation, a Delaware corporation, a general partner of North Hills Mall Associates, an Illinois general partnership, on behalf of said general partnership.



                                 ---------------------------------
                                      Notary Public in and
                                      for the State of New York




My Commission expires:


----------------------------------    --------------------------------
                                            Print Name of Notary

--------------------------------------------------------------------------


NORTH HILLS MALL ASSOCIATES, an Illinois general partnership, as assignor
                                      (Borrower)


                                 to


                     CHEMICAL BANK, as assignee
                                      (Lender)



                    -----------------------------

                             ASSIGNMENT
                         OF LEASES AND RENTS
                    -----------------------------


                      Dated:     November 30, 1995

                      Location:  7624 Grapevine Highway
                                 North Richland Hills, Texas

                      County:    Tarrant

                      PREPARED BY AND UPON
                      RECORDATION RETURN TO:

                      Messrs. Thacher, Proffitt & Wood
                      2 World Trade Center
                      New York, New York  10048

                      Attention: Ellen M. Goodwin, Esq.
                      File No.:  86000-00256

                      Title No.: G.F. No. 219349GWR

---------------------------------------------------------------------------


           THIS ASSIGNMENT OF LEASES AND RENTS ("Assignment") made as of the ----- day of November, 1995, by NORTH HILLS MALL ASSOCIATES, an Illinois general partnership, as assignor, having its principal place of business c/o JMB Income Properties, LTD.-X, 900 Michigan Avenue, Suite 900, Chicago, Illinois 60611 ("Borrower") to CHEMICAL BANK, a New York banking corporation, as assignee, having an address at 380 Madison Avenue, 11th Floor, New York, New York 10017 ("Lender").

                              RECITALS:

           Borrower by its promissory note of even date herewith given to Lender is indebted to Lender in the principal sum of $8,000,000 in lawful money of the United States of America (together with all extensions, renewals, modifications, substitutions and amendments thereof, the "Note"), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.

           Borrower desires to secure the payment of the Debt (defined below) and the performance of all its obligations under the Note and the Other Obligations as defined in Article 2 of the Security Instrument (defined below).

                        ARTICLE 1-ASSIGNMENT

           Section 1.1PROPERTY ASSIGNED. Borrower hereby absolutely and unconditionally assigns and grants to Lender the following property, rights, interests and estates, now owned, or hereafter acquired by
Borrower:

           (a) Leases. All existing and future leases affecting the use, enjoyment, or occupancy of all or any part of that certain lot or piece of land, more particularly described in Exhibit A annexed hereto and made a part hereof, together with the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (collectively, the "Property") and the right, title and interest of Borrower, its successors and assigns, therein and thereunder.

           (b) Other Leases and Agreements. All other leases and other agreements, whether or not in writing, affecting the use, enjoyment or occupancy of the Property or any portion thereof now or hereafter made, together with any extension, renewal or replacement of the same, this Assignment of other present and future leases and present and future agreements being effective without further or supplemental assignment. The leases described in Subsection 1.1(a) and the leases and other agreements described in this Subsection 1.1(b), together with all other present and future leases and present and future agreements and any extension or renewal of the same are collectively referred to as the "Leases".

           (c) Rents. All rents, additional rents, revenues, income, issues and profits arising from the Leases and renewals and replacements thereof and any cash or security deposited in connection therewith and together will all rents, revenues, income, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the use, enjoyment and occupancy of the Property (collectively, the "Rents").


           (d) Bankruptcy Claims. All of Borrower's claims and rights (the "Bankruptcy Claims") to the payment of damages arising from any rejection by a lessee of any Lease under the Bankruptcy Code, 11 U.S.C.
Section 101 et seq., as the same may be amended (the "Bankruptcy Code").

           (e) Lease Guaranties. All of Borrower's right, title and interest in and claims under any and all lease guaranties, letters of credit and any other credit support given by any guarantor in connection with any of the Leases (individually, a "Lease Guarantor", collectively, the "Lease Guarantors") to Borrower (individually, a "Lease Guaranty", collectively, the "Lease Guaranties").

           (f) Proceeds. All proceeds from the sale or other disposition of the Leases, the Rents, the Leases Guaranties and the Bankruptcy Claims.

           (g) Other. All rights, powers, privileges, options and other benefits of Borrower as lessor under the Leases and beneficiary under the Lease Guaranties, including without limitation the immediate and continuing right to make claim for, receive, collect and receipt for all Rents payable or receivable under the Leases and all sums payable under the Lease Guaranties or pursuant thereto (and to apply the same to the payment of the Debt or the Other Obligations), and to do all other things which Borrower or any lessor is or may become entitled to do under the Leases or the Lease Guaranties.

           (h) Entry. The right, at Lender's options, upon revocation of the license granted herein, to enter upon the Property in person, by agent or by court-appointed receiver, to collect the Rents.

           (i) Power of Attorney. Borrower's irrevocable power of attorney, coupled with an interest, to take any and all of the actions set forth in Section 3.1 of this Assignment and any or all other actions designated by Lender for the proper management and preservation of the Property.

           (j) Other Rights and Agreements. Any and all other rights of Borrower in and to the items set forth in subsections (a) through (i) above, and all amendments, modifications, replacements, renewals and substitutions thereof.

           Section 1.2CONSIDERATION. This Assignment is made in consideration of that certain loan made by Lender to Borrower evidenced by the Note and secured by that certain mortgage and security agreement, deed of trust and security agreement, deed to secure debt and security agreement or similar real estate security instrument given by Borrower to or for the benefit of Lender, dated the date hereof, in the principal sum of $8,000,000, covering the Property and intended to be duly recorded (the "Security Instrument"). The principal sum, interest and all other sums due and payable under the Note, the Security Instrument, this Assignment and the Other Security Documents (defined below) are collectively referred to as the "Debt". The documents other than this Assignment, the Note or the Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender which wholly or partially secure or guarantee payment of the Debt or are executed in connection herewith or the Loan Commitment are referred to herein as the "Other Security Documents".

                   ARTICLE 2 - TERMS OF ASSIGNMENT

           Section 2.1PRESENT ASSIGNMENT AND LICENSE BACK. It is intended by Borrower that this Assignment constitute a present, absolute assignment of the Leases, Rents, Lease Guaranties and Bankruptcy Claims, and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 2.1, Lender grants to Borrower a revocable license to collect and receive the Rents and other sums due under the Lease Guaranties. Borrower shall hold the Rents and all sums received pursuant to any Lease Guaranty, or a portion thereof sufficient to discharge all current sums due on the Debt, in trust for the benefit of Lender for use in the payment of such sums.

           Section 2.2NOTICE TO LESSEES. Borrower hereby agrees to authorize and direct the lessees named in the Leases or any other or future lessees or occupants of the Property and all Lease Guarantors to pay over to Lender or to such other party as Lender directs all Rents and all sums due under any Lease Guaranties upon receipt from Lender of written notice to the effect that Lender is then the holder of the Security Instrument and that a Default (defined below) exists, and to continue so to do until otherwise notified by Lender.

           Section 2.3INCORPORATION BY REFERENCE. All representations, warranties, covenants, conditions and agreements contained in the Security Instrument as same may be modified, renewed, substituted or extended are hereby made a part of this Assignment to the same extent and with the same force as if fully set forth herein.

                        ARTICLE 3 - REMEDIES

           Section 3.1REMEDIES OF LENDER. Upon or at any time after the occurrence of a default under this Assignment or an Event of Default (as defined in the Security Instrument) (a "Default"), the license granted to Borrower in Section 2.1 of this Assignment shall automatically be revoked, and Lender shall immediately be entitled to possession of all Rents and sums due under any Lease Guaranties, whether or not Lender enters upon or takes control of the Property. In addition, Lender may, at its option, without waiving such Default, without notice and without regard to the adequacy of the security for the Debt, either in person or by agent, nominee or attorney, with or without bringing any action or proceeding, or by a receiver appointed by a court, dispossess Borrower and its agents and servants from the Property, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of the Property and all books, records and accounts relating thereto and have, hold, manage, lease and operate the Property on such terms and for such period of time as Lender may deem proper and either with or without taking possession of the Property in its own name, demand, sue for or otherwise collect and receive all Rents and sums due under all Lease Guaranties, including those past due and unpaid with full power to make from time to time all alterations, renovations, repairs or replacements thereto or thereof as may seem proper to Lender and may apply the Rents and sums received pursuant to any Lease Guaranties to the payment of the following in such order and proportion as Lender in its sole discretion may determine, any law, custom or use to the contrary notwithstanding: (a) all expenses of managing and securing the Property, including, without being limited thereto, the salaries, fees and wages of a managing agent and such other employees or agents as Lender may deem necessary or desirable and all expenses of operating and maintaining the Property, including, without being limited thereto, all taxes, charges, claims, assessments, water charges, sewer rents and any other liens, and premiums for all insurance which Lender may deem necessary or desirable, and the cost of all alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the Property; and (b) the Debt, together with all costs and reasonable attorneys' fees. In addition, upon the occurrence of a Default, Lender, at its option, may
(1) complete any construction on the Property in such manner and form as Lender deems advisable, (2) exercise all rights and powers of Borrower, including, without limitation, the right to negotiate, execute, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents from the Property and all sums due under any Lease Guaranties, (3) either require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupancy of such part of the Property as may be in possession of Borrower or (4) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise.

           Section 3.2OTHER REMEDIES.  Nothing contained in this
Assignment and no act done or omitted by Lender pursuant to the power and rights granted to Lender hereunder shall be deemed to be a waiver by Lender of its rights and remedies under the Note, the Security Instrument, or the Other Security Documents and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Lender under the terms thereof. The right of Lender to collect the Debt and to enforce any other security therefor held by it may be exercised by Lender either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

Borrower hereby absolutely, unconditionally and irrevocable waives any and all rights to assert any setoff, counterclaim or crossclaim of any nature whatsoever with respect to the obligations of Borrower under this Assignment, the Note, the Security Instrument, the Other Security Documents or otherwise with respect to the loan secured hereby in any action or proceeding brought by Lender to collect same, or any portion thereof, or to enforce and realize upon the lien and security interest created by this Assignment, the Note, the Security Instrument, or any of the Other Security Documents (provided, however, that the foregoing shall not be deemed a waiver of Borrower's right to assert any compulsory counterclaim if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of Borrower's right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Lender in any separate action or proceeding).

           Section 3.3OTHER SECURITY. Lender may take or release other security for the payment of the Debt, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the reduction or satisfaction of the Debt without prejudice to any of its rights under this Assignment.

           Section 3.4NON-WAIVER. The exercise by Lender of the option granted it Section 3.1 of this Assignment and the collection of the Rents and sums due under the Lease

Guaranties and the application thereof as herein provided shall not be considered a waiver of any default by Borrower under the Note, the Security Instrument, the Leases, this Assignment or the Other Security Documents. The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Assignment.
Borrower shall not be relieved of Borrower's obligations hereunder by reason of (a) the failure of Lender to comply with any request of Borrower or any other party to take any action to enforce any of the provisions hereof or of the Security Instrument, the Note or the Other Security Documents, (b) the release regardless of consideration, of the whole or any part of the Property, or (c) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of this Assignment, the Note, the Security Instrument or the Other Security Documents. Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take any action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to enforce its rights under this Assignment.

The rights of Lender under this Assignment shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

           Section 3.5BANKRUPTCY. (a) Upon or at any time after the occurrence of a Default, Lender shall have the right to proceed in its own name or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.

                 (b) If there shall be filed by or against Borrower a petition under the Bankruptcy Code, and Borrower, as lessor under any Lease shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Lender not less than ten (10) days' prior notice of the date which Borrower shall apply to the bankruptcy court for authority to reject the Lease. Lender shall have the right, but not the obligation, to serve upon Borrower within such ten-day period a notice stating that (i) Lender demands that Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code and (ii) Lender covenants to cure or provide adequate assurance of future performance under the Lease. If Lender serves upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.

            ARTICLE 4 - NO LIABILITY, FURTHER ASSURANCES

           Section 4.1NO LIABILITY OF LENDER. This Assignment shall not be construed to bind Lender to the performance of any of the covenants, conditions or provisions contained in any Lease or Lease Guaranty or otherwise impose any obligation upon Lender. Lender shall not be liable for any loss sustained by Borrower resulting from Lender's failure to let the Property after a Default or from any other act or omission of Lender in managing the Property after a Default unless such loss is caused by the willful misconduct, bad faith or gross negligence of Lender. Lender shall not be obligated to perform or discharge any obligation, duty or liability under the Leases or any Lease Guaranties or under or by reason of this Assignment and Borrower shall, and hereby agrees, to indemnify Lender for, and to hold Lender harmless from, any and all liability, loss or damage which may or might be incurred under the Leases, any Lease Guaranties or under or by reason of this Assignment and from any and all claims and demands whatsoever, including the defense of any such claims or demands which my be asserted against Lender by reason of any alleged obligations and undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases or any Lease Guaranties, except if the same is due to Lender's or its agents gross negligence, willful misconduct or bad faith. Should Lender incur any such liability, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be secured by this Assignment and by the Security Instrument and the Other Security Documents and Borrower shall reimburse Lender therefor immediately upon demand and upon the failure of Borrower so to do Lender may, at its option, declare all sums secured by this Assignment and by the Security Instrument and the Other Security Documents immediately due and payable. This Assignment shall not operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor for the carrying out of any of the terms and conditions of the Leases or any Lease Guaranties; nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other parties, or for any dangerous or defective condition of the Property, including without limitation the presence of any Hazardous Substances (as defined in the Security Instrument), or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger.

           Section 4.2NO MORTGAGEE IN POSSESSION. Nothing herein contained shall be construed as constituting Lender a "mortgagee in possession" in the absence of the taking of actual possession of the Property by Lender. In the exercise of the powers herein granted Lender, no liability shall be asserted or enforced against Lender, all such liability being expressly waived and released by Borrower.

           Section 4.3FURTHER ASSURANCES. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, conveyances, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, require for the better assuring, conveying, assigning, transferring and confirming unto Lender the property and rights hereby assigned or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Assignment or for filing, registering or recording this Assignment and, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien and security interest hereof in and upon the Leases.

                    ARTICLE 5 - SECONDARY MARKET

           Section 5.1TRANSFER OF LOAN. Lender may, at any time, sell, transfer or assign the Note, this Assignment and the Other Security Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities or any credit rating agency rating such Securities (collectively, the "Investor") and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower and the Property, whether furnished by Borrower, any indemnitor or otherwise, as Lender determines necessary or desirable. Borrower agrees to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, the delivery of an estoppel certificate required in accordance with Subsection 7.4(c) of the Security Instrument and such other documents as are required under this Assignment or under the Security Instrument. Borrower shall also furnish and Borrower and any indemnitor consent to Lender furnishing to such Investors or such prospective Investors any and all information concerning the Property, the Leases, the financial condition of Borrower and any indemnitor (to the extent Borrower and any indemnitor furnished such documentation to Lender in connection with the
Loan) as may be requested by Lender, any Investor or any prospective Investor in connection with any sale, transfer or participation interest.

                ARTICLE 6 - MISCELLANEOUS PROVISIONS

           Section 6.1CONFLICT OF TERMS. In case of any conflict between the terms of this Assignment and the terms of the Security Instrument, the terms of the Security Instrument shall prevail.

           Section 6.2NO ORAL CHANGE. This Assignment and any provisions hereof may not be modified, amended, waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

           Section 6.3CERTAIN DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Assignment may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or interest therein," the word "Lender" shall mean "Lender and any subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by the Security Instrument," the word "person" shall include an individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, and any other entity, the word "Property" shall include any portion of the Property and any interest therein, the phrases "attorneys' fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder, and the word "Debt" shall mean the principal balance of the Note with interest thereon as provided in the Note and the Security Instrument and all other sums due pursuant to the Note, the Security Instrument, this Assignment and the Other Security Documents; whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

           Section 6.4AUTHORITY. Borrower represents and warrants that it has full power and authority to execute and deliver this Assignment and the execution and delivery of this Assignment has been duly authorized and does not conflict with or constitute a default under any law, judicial order or other agreement affecting Borrower or the Property.

           Section 6.5INAPPLICABLE PROVISIONS. If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

           Section 6.6DUPLICATE ORIGINALS; COUNTERPARTS. This Assignment may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original. This Assignment may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all which together shall constitute a single Assignment. The failure of any party hereto to execute this Assignment, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

           SECTION 6.7 CHOICE OF LAW. THIS ASSIGNMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIEN OF THIS ASSIGNMENT, THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED SHALL APPLY.

           Section 6.8TERMINATION OF ASSIGNMENT. Upon payment in full of the Debt and the delivery and recording of a satisfaction or discharge of Security Instrument duly executed by Lender, this Assignment shall become and be void and of no effect.


           Section 6.9NOTICES. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) upon receipt after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:       North Hills Mall Associates
                      c/o JMB Income Properties, LTD.X
                      900 Michigan Avenue, Suite 900
                      Chicago, Illinois 60611
                      Attention: Stephen Lovelette
                      Facsimile No. (312) 915-2310


With a copy to:       Pircher, Nichols & Meeks
                      1999 Avenue of the Stars
                      Los Angeles, California 90667
                      Attention: Real Estate Notices/SCS
                      Facsimile No. (310) 201-8922


If to Lender:         Chemical Bank
                      c/o Chemical Commercial Mortgage Banking Corp.
                      Servicing Department
                      380 Madison Avenue
                      11th floor
                      New York, New York 10017
                      Attention: Janice Smith
                      Facsimile No. (212) 622-3553

                           and

                      Chemical Bank
                      Legal Department
                      270 Park Avenue
                      40th Floor
                      New York, New York 10017
                      Attention: Ronald A. Wilcox, Esq.
                      Facsimile No. (212) 270-7473


With a copy to:       Thacher Proffitt & Wood
                      Two World Trade Center
                      New York, New York 10048
                      Attention: Joseph Philip Forte, Esq.
                      Facsimile No. (212) 912-7751

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 6.9, the term "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

           Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

           SECTION 6.10 WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THIS ASSIGNMENT, THE NOTE, THE SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

           Section 6.11 SUBMISSION TO JURISDICTION. With respect to any claim or action arising hereunder, Borrower (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York, New York, and appellate courts from any thereof, and (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Assignment brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

           Section 6.12 LIABILITY. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Assignment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

           Section 6.13 HEADINGS, ETC. The headings and captions of various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

           Section 6.14 NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

           Section 6.15 SOLE DISCRETION OF LENDER. Wherever pursuant to this Assignment (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or
(c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

           Section 6.16 COSTS AND EXPENSES OF BORROWER. Wherever pursuant to this Assignment it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Lender, whether with respect to retained firms or the reimbursement of the expenses for in-house staff.


                    ARTICLE 7 - TEXAS PROVISIONS

           Section 7.1 In the event of any inconsistencies between the terms and conditions of this Assignment and this Article 7, the terms and conditions of Article 7 shall control and be binding.

           SECTION 7.2LEGAL REPRESENTATION, INDEMNITIES, WAIVERS.  EACH
OF THE PARTIES HERETO SPECIFICALLY ACKNOWLEDGES AND AGREES (a) THAT IT HAS A DUTY TO READ THIS ASSIGNMENT AND THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS HEREOF, (b) THAT IT HAS IN FACT READ THIS ASSIGNMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS ASSIGNMENT (c) THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS ASSIGNMENT AND HAS RECEIVED THE ADVICE OF SUCH COUNSEL IN CONNECTION WITH ENTERING INTO THIS ASSIGNMENT AND (d) THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS ASSIGNMENT PROVIDE FOR (i) CERTAIN WAIVERS AND FOR (ii) THE ASSUMPTION BY ONE PARTY OF, AND/OR RELEASE OF THE OTHER PARTY FROM, CERTAIN LIABILITIES THAT SUCH PARTY MIGHT OTHERWISE BE RESPONSIBLE FOR UNDER THE LAW. EACH PARTY HERETO FURTHER AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY SUCH PROVISIONS OF THIS ASSIGNMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT SUCH PROVISIONS ARE NOT "CONSPICUOUS."

           SECTION 7.3THE NOTE, THIS ASSIGNMENT OF LEASES AND RENTS AND THE OTHER SECURITY DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE LENDER AND THE OTHER RESPECTIVE PARTIES HERETO AND THERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF ANY MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

           Section 7.4The following words are hereby added after the words "and bad faith of Lender" in Section 4.1 of this Assignment:

           REGARDLESS OF ANY NEGLIGENCE (WHETHER SOLE, CONTRIBUTORY, CONCURRENT, COMPARATIVE, IMPUTED OR IMPLIED) OR OTHER FAULT OF LENDER (SAVE AND EXCEPT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LENDER).


                       ARTICLE 8 - EXCULPATION

           Section 8.1This Assignment shall be subject to the provisions contained in Article 15 of the Security Instrument.


                   [NO FURTHER TEXT ON THIS PAGE]

                        ARTICLE 9-DEFINITIONS

      The terms set forth below are defined in the following Sections of this Assignment:

(a)   Assignment:  Preamble;

(b)   Attorneys' Fees:  Article 6, Section 6.3;

(c)   Bankruptcy Claims:  Article 1, Subsection 1.1(d);

(d)   Bankruptcy Code:  Article 1, Subsection 1.1(d);

(e)   Borrower:  Preamble and Article 6, Section 6.3;

(f)   Business Day:  Article 6, Section 6.9;

(g)   Counsel Fees:  Article 6, Section 6.3;

(h)   Debt:  Article 6, Section 6.3;

(i)   Default:  Article 3, Section 3.1;

(j)   Investor:  Article 5, Section 5.1;

(k)   Lease Guaranties:  Article 1, Subsection 1.1(e);

(l)   Lease Guarantor:  Article 1, Subsection 1.1(e);

(m)   Lease Guaranty:  Article 1, Subsection 1.1(e);

(n)   Leases: Article 1, Subsection 1.1(b);

(o)   Lender:  Preamble and Article 6, Section 6.3;

(p)   Note:  Recitals and Article 6, Section 6.3;

(q)   Other Security Documents:  Article 1, Section 1.2;

(r)   Person:  Article 6, Section 6.3;

(s)   Property:  Article 1, Subsection 1.1(a) and Article 6, Section 6.3;

(t)   Rents:  Article 1, Subsection 1.1(c); and

(u)   Security Instrument:  Article 1, Section 1.2.

           THIS ASSIGNMENT, together with the covenants and warranties therein contained, shall inure to the benefit of Lender and any subsequent holder of the Security Instrument and shall be binding upon Borrower, its heirs, executors, administrators, successors and assigns and any subsequent owner of the Property.

           IN WITNESS WHEREOF, Borrower has executed this instrument the day and year first above written.

                                 NORTH HILLS MALL ASSOCIATES,
                                 an Illinois general partnership

                                      By:   JMB REALTY CORPORATION, a
                                            Delaware corporation
                                            its general partner


                                            By:  ---------------------
                                                 Name:
                                                 Title:


THE STATE OF NEW YORK )
                      )
COUNTY OF NEW YORK    )


           This instrument was acknowledged before me on November 30, 1995, by Elizabeth Kogen, the Vice President of JMB Realty Corporation, a Delaware corporation, the general partner of North Hills Mall Associates, and Illinois general partnership, on behalf of said limited partnership.



                                 --------------------------------------
                                      Notary Public in and
                                      for the State of New York




My commission expires:


-------------------------------- -------------------------------------
                                      Print Name of Notary


                              EXHIBIT A

                    Legal Description of Property


                          (to be attached)


ATTENTION: COUNTY CLERK -- THIS INSTRUMENT COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE MORTGAGES AND DEEDS OF TRUST ON REAL ESTATE ARE RECORDED. ADDITIONALLY, THIS INSTRUMENT SHOULD BE APPROPRIATELY INDEXED, NOT ONLY AS A MORTGAGE OR DEED OF TRUST, BUT ALSO AS A FINANCING STATEMENT COVERING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THE MAILING ADDRESSES OF THE BORROWER (DEBTOR) AND LENDER (SECURED PARTY) ARE SET FORTH IN THIS INSTRUMENT.
---------------------------------------------------------------------------

                   NORTH HILLS MALL ASSOCIATES, an
              Illinois general partnership, as Grantor
                                            (Borrower)

                                 to

                   MR. GLENDON W. ROSE, as Trustee

                                 and

                    CHEMICAL BANK, as Beneficiary
                                            (Lender)

                 -----------------------------------

                          DEED OF TRUST AND
                         SECURITY AGREEMENT
                 -----------------------------------

                      Dated:     November 30, 1995

                      Location:  7624 Grapevine Highway
                                 North Richland Hills, Texas

                      County:    Tarrant

                      PREPARED BY AND UPON
                      RECORDATION RETURN TO:

                      Messrs. Thacher Proffitt & Wood
                      Two World Trade Center
                      New York, New York 10048

                      Attention: Ellen M. Goodwin, Esq.

                      File No.:  86000-00256

                      Title No.: G.F. No. 219349GWR

--------------------------------------------------------------------------


                          TABLE OF CONTENTS
                                                            Page


                   ARTICLE 1 - GRANTS OF SECURITY. . . . . .-1-
Section 1.1   PROPERTY MORTGAGED . . . . . . . . . . . . . .-1-
Section 1.2   ASSIGNMENT OF RENTS. . . . . . . . . . . . . .-3-
Section 1.3   SECURITY AGREEMENT . . . . . . . . . . . . . .-4-
Section 1.4   PLEDGE OF MONIES HELD. . . . . . . . . . . . .-4-

              ARTICLE 2 - DEBT AND OBLIGATIONS SECURED . . .-4-
Section 2.1   DEBT . . . . . . . . . . . . . . . . . . . . .-4-
Section 2.2   OTHER OBLIGATIONS. . . . . . . . . . . . . . .-5-
Section 2.3   DEBT AND OTHER OBLIGATIONS . . . . . . . . . .-5-
Section 2.4   PAYMENTS . . . . . . . . . . . . . . . . . . .-5-

                   ARTICLE 3 - BORROWER COVENANTS. . . . . .-6-
Section 3.1   PAYMENT OF DEBT. . . . . . . . . . . . . . . .-6-
Section 3.2   INCORPORATION BY REFERENCE . . . . . . . . . .-6-
Section 3.3   INSURANCE. . . . . . . . . . . . . . . . . . .-6-
Section 3.4   PAYMENT OF TAXES, ETC. . . . . . . . . . . . .-9-
Section 3.5   ESCROW FUND. . . . . . . . . . . . . . . . . -10-
Section 3.6   CONDEMNATION . . . . . . . . . . . . . . . . -11-
Section 3.7   LEASES AND RENTS . . . . . . . . . . . . . . -11-
Section 3.8   MAINTENANCE OF PROPERTY. . . . . . . . . . . -12-
Section 3.9   WASTE. . . . . . . . . . . . . . . . . . . . -13-
Section 3.10  COMPLIANCE WITH LAWS . . . . . . . . . . . . -13-
Section 3.11  BOOKS AND RECORDS. . . . . . . . . . . . . . -13-
Section 3.12  PAYMENT FOR LABOR AND MATERIALS. . . . . . . -15-
Section 3.13  PERFORMANCE OF OTHER AGREEMENTS. . . . . . . -15-

                    ARTICLE 4 - SPECIAL COVENANTS. . . . . -15-
Section 4.1   PROPERTY USE . . . . . . . . . . . . . . . . -15-
Section 4.2   ERISA. . . . . . . . . . . . . . . . . . . . -15-
Section 4.3   SINGLE PURPOSE ENTITY. . . . . . . . . . . . -16-
Section 4.4   RESTORATION. . . . . . . . . . . . . . . . . -18-

             ARTICLE 5 - REPRESENTATIONS AND WARRANTIES. . -21-
Section 5.1   WARRANTY OF TITLE. . . . . . . . . . . . . . -21-
Section 5.2   AUTHORITY. . . . . . . . . . . . . . . . . . -22-
Section 5.3   LEGAL STATUS AND AUTHORITY . . . . . . . . . -22-
Section 5.4   VALIDITY OF DOCUMENTS. . . . . . . . . . . . -22-
Section 5.5   LITIGATION . . . . . . . . . . . . . . . . . -22-
Section 5.6   STATUS OF PROPERTY . . . . . . . . . . . . . -22-
Section 5.7   NO FOREIGN PERSON. . . . . . . . . . . . . . -23-
Section 5.8   SEPARATE TAX LOT . . . . . . . . . . . . . . -23-
Section 5.9   ERISA COMPLIANCE . . . . . . . . . . . . . . -24-

Section 5.10  LEASES . . . . . . . . . . . . . . . . . . . -24-
Section 5.11  FINANCIAL CONDITION. . . . . . . . . . . . . -24-
Section 5.12  BUSINESS PURPOSES. . . . . . . . . . . . . . -24-
Section 5.13  TAXES. . . . . . . . . . . . . . . . . . . . -24-
Section 5.14  MAILING ADDRESS. . . . . . . . . . . . . . . -24-
Section 5.15  NO CHANGE IN FACTS OR CIRCUMSTANCES. . . . . -24-
Section 5.16  DISCLOSURE . . . . . . . . . . . . . . . . . -25-

                ARTICLE 6 - OBLIGATIONS AND RELIANCES. . . -25-
Section 6.1   RELATIONSHIP OF BORROWER AND LENDER. . . . . -25-
Section 6.2   NO RELIANCE ON LENDER. . . . . . . . . . . . -25-
Section 6.3   NO LENDER OBLIGATIONS. . . . . . . . . . . . -25-
Section 6.4   RELIANCE . . . . . . . . . . . . . . . . . . -25-

                   ARTICLE 7 - FURTHER ASSURANCES. . . . . -26-
Section 7.1   RECORDING OF SECURITY INSTRUMENT, ETC. . . . -26-
Section 7.2   FURTHER ACTS, ETC. . . . . . . . . . . . . . -26-
Section 7.3   CHANGES IN TAX, DEBT CREDIT AND DOCUMENTARY STAMP
      LAWS     . . . . . . . . . . . . . . . . . . . . . . -26-
Section 7.4   ESTOPPEL CERTIFICATES. . . . . . . . . . . . -27-
Section 7.5   FLOOD INSURANCE. . . . . . . . . . . . . . . -28-
Section 7.6   SPLITTING OF SECURITY INSTRUMENT . . . . . . -28-
Section 7.7   REPLACEMENT DOCUMENTS. . . . . . . . . . . . -28-

                 ARTICLE 8 - DUE ON SALE/ENCUMBRANCE . . . -29-
Section 8.1   LENDER RELIANCE. . . . . . . . . . . . . . . -29-
Section 8.2   NO SALE/ENCUMBRANCE. . . . . . . . . . . . . -29-
Section 8.3   SALE/ENCUMBRANCE DEFINED . . . . . . . . . . -29-
Section 8.4   LENDER'S RIGHTS. . . . . . . . . . . . . . . -30-
Section 8.5   ONE-TIME TRANSFER. . . . . . . . . . . . . . -31-

                       ARTICLE 9 - PREPAYMENT. . . . . . . -32-
Section 9.1   PREPAYMENT BEFORE EVENT OF DEFAULT . . . . . -32-
Section 9.2   PREPAYMENT ON CASUALTY, CONDEMNATION AND
              CHANGE IN TAX AND DEBT CREDIT LAWS . . . . . -32-
Section 9.3   PREPAYMENT AFTER EVENT OF DEFAULT. . . . . . -32-

                        ARTICLE 10 - DEFAULT . . . . . . . -33-
Section 10.1  EVENTS OF DEFAULT. . . . . . . . . . . . . . -33-
Section 10.2  LATE PAYMENT CHARGE. . . . . . . . . . . . . -36-
Section 10.3  DEFAULT INTEREST . . . . . . . . . . . . . . -36-

                  ARTICLE 11 - RIGHTS AND REMEDIES . . . . -36-
Section 11.1  REMEDIES . . . . . . . . . . . . . . . . . . -36-
Section 11.2  APPLICATION OF PROCEEDS. . . . . . . . . . . -39-
Section 11.3  RIGHT TO CURE DEFAULTS . . . . . . . . . . . -39-
Section 11.4  ACTIONS AND PROCEEDINGS. . . . . . . . . . . -39-

Section 11.5  RECOVERY OF SUMS REQUIRED TO BE PAID . . . . -39-
Section 11.6  EXAMINATION OF BOOKS AND RECORDS . . . . . . -39-
Section 11.7  OTHER RIGHTS, ETC. . . . . . . . . . . . . . -40-
Section 11.8  RIGHT TO RELEASE ANY PORTION OF THE PROPERTY -40-
Section 11.9  VIOLATION OF LAWS. . . . . . . . . . . . . . -40-
Section 11.10 RECOURSE AND CHOICE OF REMEDIES. . . . . . . -41-
Section 11.11 RIGHT OF ENTRY . . . . . . . . . . . . . . . -41-

                 ARTICLE 12 - ENVIRONMENTAL HAZARDS. . . . -41-
Section 12.1  ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES -41-
Section 12.2  ENVIRONMENTAL COVENANTS. . . . . . . . . . . -42-
Section 12.3  LENDER'S RIGHTS. . . . . . . . . . . . . . . -43-

                    ARTICLE 13 - INDEMNIFICATION . . . . . -44-
Section 13.1  GENERAL INDEMNIFICATION. . . . . . . . . . . -44-
Section 13.2  MORTGAGE AND/OR INTANGIBLE TAX . . . . . . . -45-
Section 13.3  ERISA INDEMNIFICATION. . . . . . . . . . . . -45-
Section 13.4  ENVIRONMENTAL INDEMNIFICATION. . . . . . . . -45-
Section 13.5  DUTY TO DEFEND; ATTORNEYS' FEES AND OTHER FEES AND
              EXPENSES . . . . . . . . . . . . . . . . . . -46-

                        ARTICLE 14 - WAIVERS . . . . . . . -47-
Section 14.1  WAIVER OF COUNTERCLAIM . . . . . . . . . . . -47-
Section 14.2  MARSHALLING AND OTHER MATTERS. . . . . . . . -47-
Section 14.3  WAIVER OF NOTICE . . . . . . . . . . . . . . -47-
Section 14.4  WAIVER OF STATUE OF LIMITATIONS. . . . . . . -47-
Section 14.5  SOLE DISCRETION OF LENDER. . . . . . . . . . -47-
Section 14.6  SURVIVAL . . . . . . . . . . . . . . . . . . -47-
Section 14.7  WAIVER OF TRIAL BY JURY. . . . . . . . . . . -48-

                      ARTICLE 15 - EXCULPATION . . . . . . -48-
Section 15.1  EXCULPATION. . . . . . . . . . . . . . . . . -48-
Section 15.2  RESERVATION OF CERTAIN RIGHTS. . . . . . . . -49-
Section 15.3  EXCEPTIONS TO EXCULPATION. . . . . . . . . . -49-
Section 15.4  RECOURSE . . . . . . . . . . . . . . . . . . -50-
Section 15.5  BANKRUPTCY CLAIMS. . . . . . . . . . . . . . -50-

                        ARTICLE 16 - NOTICES . . . . . . . -50-
Section 16.1  NOTICES. . . . . . . . . . . . . . . . . . . -50-

                   ARTICLE 17 - SERVICE OF PROCESS . . . . -52-
Section 17.1  CONSENT TO SERVICE . . . . . . . . . . . . . -52-
Section 17.2  SUBMISSION TO JURISDICTION . . . . . . . . . -52-
Section 17.3  JURISDICTION NOT EXCLUSIVE . . . . . . . . . -52-

                     ARTICLE 18 - APPLICABLE LAW . . . . . -52-
Section 18.1  CHOICE OF LAW. . . . . . . . . . . . . . . . -52-
Section 18.2  USURY LAWS . . . . . . . . . . . . . . . . . -52-
Section 18.3  PROVISIONS SUBJECT TO APPLICABLE LAW . . . . -53-

                    ARTICLE 19 - SECONDARY MARKET. . . . . -53-
Section 19.1  TRANSFER OF LOAN . . . . . . . . . . . . . . -53-

                         ARTICLE 20 - COSTS. . . . . . . . -54-
Section 20.1  PERFORMANCE AT BORROWER'S EXPENSE. . . . . . -54-
Section 20.2  ATTORNEY'S FEES FOR ENFORCEMENT. . . . . . . -54-

                      ARTICLE 21 - DEFINITIONS . . . . . . -54-
Section 21.1  GENERAL DEFINITIONS. . . . . . . . . . . . . -54-

                ARTICLE 22 - MISCELLANEOUS PROVISIONS. . . -55-
Section 22.1  NO ORAL CHANGE . . . . . . . . . . . . . . . -55-
Section 22.2  LIABILITY. . . . . . . . . . . . . . . . . . -55-
Section 22.3  INAPPLICABLE PROVISIONS. . . . . . . . . . . -55-
Section 22.4  HEADINGS, ETC. . . . . . . . . . . . . . . . -55-
Section 22.5  DUPLICATE ORIGINALS; COUNTERPARTS. . . . . . -55-
Section 22.6  NUMBER AND GENDER. . . . . . . . . . . . . . -55-
Section 22.7  SUBROGATION. . . . . . . . . . . . . . . . . -55-

                ARTICLE 23 - SPECIAL TEXAS PROVISIONS. . . -56-
Section 23.1   . . . . . . . . . . . . . . . . . . . . . . -56-
Section 23.2   . . . . . . . . . . . . . . . . . . . . . . -56-
Section 23.3   . . . . . . . . . . . . . . . . . . . . . . -56-
Section 23.4   . . . . . . . . . . . . . . . . . . . . . . -57-
Section 23.5   . . . . . . . . . . . . . . . . . . . . . . -57-
Section 23.6   . . . . . . . . . . . . . . . . . . . . . . -57-
Section 23.7  POWER OF SALE. . . . . . . . . . . . . . . . -57-
Section 23.8  HOMESTEAD. . . . . . . . . . . . . . . . . . -60-
Section 23.9  FUTURE ADVANCES. . . . . . . . . . . . . . . -60-
Section 23.10 TRADE NAMES. . . . . . . . . . . . . . . . . -60-
Section 23.11  . . . . . . . . . . . . . . . . . . . . . . -60-
Section 23.12  . . . . . . . . . . . . . . . . . . . . . . -60-
Section 23.13  . . . . . . . . . . . . . . . . . . . . . . -61-

                ARTICLE 24 - DEED OF TRUST PROVISIONS. . . -61-
Section 24.1  CONCERNING THE TRUSTEE . . . . . . . . . . . -61-
Section 24.2  TRUSTEE'S FEES . . . . . . . . . . . . . . . -61-
Section 24.3  CERTAIN RIGHTS . . . . . . . . . . . . . . . -61-
Section 24.4  RETENTION OF MONEY . . . . . . . . . . . . . -62-
Section 24.5  PERFECTION OF APPOINTMENT. . . . . . . . . . -62-
Section 24.6  SUCCESSION INSTRUMENT. . . . . . . . . . . . -62-
              DEFINITIONS. . . . . . . . . . . . . . . . . .-v-

                             DEFINITIONS

The terms set forth below are defined in the following Sections of this Security Instrument:

        (a)   Affiliate:  Article 8, Section 8.3;

        (b)   Applicable Laws:  Article 3, Subsection 3.10(a);

        (c)   Applicable Laws:  Article 3, Subsection 3.10(a);

        (d)   Attorneys' Fees/Counsel Fees:  Article 21, Section 21.1;

        (e)   Borrower:  Preamble and Article 21, Section 21.1;

        (f)   Business Day:  Article 16, Section 16.1;

        (g)   Casualty Consultant:  Article 4, Subsection 4.4(b)(iii):

        (h)   Casualty Retainage:  Article 4, Subsection 4.4(b)(iv);

        (i)   Debt:  Article 2, Section 2.1.;

        (j)   Default Prepayment:  Article 9, Section 9.3;

        (k)   Default Rate:  Article 10, Section 10.3;

        (l)   Environment Indemnity:  Article 10, Subsection 10.1(q);

        (m)   Environmental Law:  Article 12, Section 12.1;

        (n)   Environmental Liens:  Article 12, Subsection 12.2(d);

        (o)   Environmental Report:  Article 12, Subsection 12.1(a)

        (p)   ERISA:  Article 4, Subsection 4.2(a);

        (q)   Escrow Fund:  Article 3, Section 3.5;

        (r)   Event:  Article 20, Section 20.1;

        (s)   Event of Default:  Article 10, Section 10.1;

        (t)   Full Replacement Cost:  Article 3, Subsection3.3(a)(i)(A);

        (u)   GAAP:  Article 3, Subsection 3.11(a);

        (v)   Guarantor:  Article 10, Subsection 10.1(f);

        (w)   Hazardous Substances:  Article 12, Section 12.1;

        (x)   Immediate Family Member:  Article 8, Section 8.3;

        (y)   Improvements:  Article 1, Subsection 1.1(c);

        (z)   Indemnified Parties:  Article 13, Section 13.1;

        (aa)  Indemnitor(s):  Article 10, Subsection 10.1(q);

        (ab)  JMB:  Article 8, Subsection 8.3(B);

        (ac)  Insurance Premiums:  Article 3, Subsection 3.3(b);

        (ad)  Investor:  Article 19, Section 19.1;

        (ae)  Land:  Article 1, Subsection 1.1(a);

        (af)  Lease Guaranty:  Article 3, Subsection 3.7(a);

        (ag)  Leases:  Article 1, Subsection 1.1(f);

        (ah)  Lender:  Preamble and Article 21, Section 21.1;

        (ai)  Loan:  Article 5, Section 5.12;

        (aj)  Loan Application:  Article 5, Section 5.15;

        (ak)  Losses:  Article 13, Section 13.1;

        (al)  Major Tenants:  Article 4, Subsection 4.4(b)(i)(L);

        (am)  Net Proceeds:  Article 4, Subsection 4.4(b);

        (an)  Net Proceeds Deficiency: Article 4, Subsection 4.4(b)(vi);

        (ao)  Note:  Recitals and Article 21, Section 21.1;

        (ap)  Obligations:  Article 2, Section 2.3;

        (aq)  Other Charges:  Article 3, Subsection 3.4(a);

        (ar)  Other Obligations:  Article 2, Section 2.2;

        (as)  Other Security Documents:  Article 3, Section 3.2;

        (at)  Permitted Exceptions:  Article 5, Section 5.1;

        (au)  Person:  Article 21, Section 21.1;

        (av)  Personal Property:  Article 1, Subsection 1.1(e);

        (aw)  Policies/Policy:  Article 3, Subsection 3.3(b);

        (ax)  Properties:  Article 3, Subsection 3.11(a)(v);

        (ay)  Property:  Article 1, Section 1.1 and Article 21, Section
21.1;

        (az)  Qualified Insurer:  Article 3, Subsection 3.3(b);

        (ba)  Rating Agency:  Article 3, Subsection 3.3(b);

        (bb)  Release:  Article 12, Section 12.1;

        (bc)  Remediation:  Article 12, Section 12.1;

        (bd)  Rents:  Article 1, Subsection 1.1(f);

        (be)  Restoration:  Article 3, Subsection 3.3(h);

        (bf)  Securities:  Article 19, Section 19.1;

        (bg)  Security Deposits:  Article 3, Subsection 3.7(c);

        (bh)  Security Instrument:  Preamble;

        (bi)  Taxes:  Article 3, Subsection 3.4(a);

        (bj)  Transferee:  Article 8, Section 8.5;

        (bk)  Transferee's Principals:  Article 8, Subsection 8.5(i);

        (bl)  Trustee:  Preamble and Article 21, Subsection 21.1;

        (bm)  Uniform Commercial Code:  Article 1, Subsection 1.1(e);and

        (bn)  Urban:  Article 8, Subsection 8.3(B).

           THIS DEED OF TRUST AND SECURITY AGREEMENT (the "Security Instrument") is made as of the 30th day of November, 1995, by NORTH HILLS MALL ASSOCIATES, an Illinois general partnership, having its principal place of business at c/o JMB Income Properties, Ltd.-X, 900 Michigan Avenue, Suite 900, Chicago, Illinois 60611, as grantor ("Borrower") to MR. GLENDON W. ROSE, having an address c/o Commonwealth Land Title Company, 902 Fort Worth Club Tower, 777 Taylor Street, Fort Worth, Texas 76102, as trustee ("Trustee"), for the benefit of CHEMICAL BANK, a New York banking corporation, having an address at 380 Madison Avenue, 11th Floor, New York, New York 10017, as beneficiary ("Lender").

                              RECITALS:

           Borrower by its promissory note of even date herewith given to Lender is indebted to Lender in the principal sum of EIGHT MILLION AND 00/100 DOLLARS ($8,000,000.00) in lawful money of the United States of America (the note together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the "Note"), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.

           Borrower desires to secure the payment of the Debt (as defined in Article 2) and the performance of all of its obligations under the Note and the Other Obligations (as defined in Article 2).


                   ARTICLE 1 - GRANTS OF SECURITY

           Section 1.1 PROPERTY MORTGAGED. Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Trustee, its successors and assigns, for the benefit of Lender, and grant a security interest to Lender and Trustee in, the following property, rights, interests and estates now owned, or hereafter acquired, by Borrower (collectively, the "Property"):

                (a) Land. The real property described in Exhibit A attached hereto and made a part hereof (the "Land");

                (b) Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise by expressly made subject to the lien of this Security Instrument;

                (c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the "Improvements");

                (d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses,


           water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

                (e) Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and used in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or used in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the "Personal Property"), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

                (f) Leases and Rents. All leases and other agreements affecting the use, enjoyment or occupancy of the Land and the
Improvements heretofore or hereafter entered into (the "Leases") and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements (the "Rents") and upon the occurrence and during the continuance of an Event of Default (defined below), all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

                (g) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

                (h) Insurance Proceeds. All proceeds of any insurance policies covering the Property, including, without limitation, the right, subject to the terms of this Security Instrument, to receive and apply the proceeds of any insurance, judgements, or settlements made in lieu thereof, for damage to the Property;

                (i) Tax Certiorari. Upon the occurrence and continuance of an Event of Default (defined below), all refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

                (j) Conversion. Subject to the terms of this Security Instrument, all proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

                (k) Rights. The right, in the name and on behalf of Borrower, to commence any action or proceeding to protect the interest of Lender in the Property and while an Event of Default remains uncured, to appear in and defend any action or proceeding brought with respect to the Property;

                (l) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder (to the extent such agreements referred to above are assignable to third parties), including, without limitation, the right, upon the happening of any default hereunder, to
receive and collect any sums payable to     Borrower thereunder;

                (m) Trademarks. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property; and

                (n) Other Rights. Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (m)
above.

           Section 1.2 ASSIGNMENT OF RENTS. Borrower hereby absolutely and unconditionally assigns to Lender and Trustee Borrower's right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and Section 3.7, Lender grants to Borrower a revocable license to collect and receive the Rents. Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

           Section 1.3 SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, or Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender and Trustee, as security for the Obligations (defined in Section 2.3), a security interest in the Personal Property to the full extent that the Personal Property may be subject to the Uniform Commercial Code.

           Section 1.4     PLEDGE OF MONIES HELD.  Borrower hereby
pledges to Lender any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Escrow Fund (as defined in Section 3.5), New Proceeds (as defined in Section 4.4) and condemnation awards or payments described in Section 3.6, as additional security for the Obligations until expended or applied as provided in this Security Instrument.

                         CONDITIONS TO GRANT

           TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit Lender and of Trustee, and for their successors and assigns of Trustee, forever;

           IN TRUST, WITH POWER OF SALE, to secure payment to Lender of the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument.

           PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument, shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void.

              ARTICLE 2 - DEBT AND OBLIGATIONS SECURED

           Section 2.1     DEBT.  This Security Instrument and the
grants, assignments and transfers made in Article 1 are given for the purpose of securing the following, in such order of priority as Lender may determine in its sole discretion (the "Debt"):

           (a) the payment of the indebtedness evidenced by the Note in lawful money of the United States of America;

           (b) the payment of interest, default interest, late charges and other sums, as provided in the Note, this Security Instrument or the Other Security Documents (defined below);

           (c) the payment of all other moneys agreed or provided to be paid by Borrower in the Note, this Security Instrument or the Other
Security Documents;

           (d) the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and

           (e) the payment of all sums advanced and costs and expenses incurred by Lender pursuant to this Security Instrument or any Other
Security Document in connection with the Debt or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender.

           Section 2.2 OTHER OBLIGATIONS. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the "Other Obligations"):

           (a) the performance of all other obligations of Borrower contained herein;

           (b) the performance of each obligation of Borrower contained in any other agreement given by Borrower to Lender which is for the purpose of further securing the obligations secured hereby, and any amendments, modifications and changes thereto; and

           (c) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, this Security Instrument or the Other Security Documents.

           Section 2.3     DEBT AND OTHER OBLIGATIONS. Borrower's
obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively below as the "Obligations."

           Section 2.4 PAYMENTS. Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lenders sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance of Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

                   ARTICLE 3 - BORROWER COVENANTS

           Borrower covenants and agrees that:

           Section 3.1 PAYMENT OF DEBT. Borrower will pay the Debt at the time and in the manner provided in the Note and in this Security Instrument.

           Section 3.2     INCORPORATION BY REFERENCE.   All the
covenants, conditions and agreements contained in (a) the Note and (b) all and any of the documents other than the Note or this Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guaranty payment of the Note (the "Other Security Documents"), are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

           Section 3.3     INSURANCE.

           (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

           (i) comprehensive all risk insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount not less than that amount provided for in the Policy (defined below) delivered by Borrower to Lender as of the date hereof, but the amount shall in no event be less than the outstanding principal balance of the Note (the "Full Replacement Cost");
(B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of the deductibles listed in the Policy delivered by Borrower to Lender as of the date hereof; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses in accordance with the Policy delivered by Borrower to Lender as of the date hereof. The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any twelve (12) calendar months) at the request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender and the insurance company, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection;

           (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called "occurrence" form with a combined single limit of not less than $2,000,000;
(B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economics conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3)
      independent contractors; (4) blanket contractual liability for all written and oral contracts; and (5) contractual liability covering the indemnities contained in Article 13 hereof to the extent the same is available;

           (iii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Subsection 3.3(a)(i); (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to 100% of the projected gross income from the Property for a period of twelve (12) months. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding twelve-month period. All insurance proceeds payable to Lender pursuant to this Subsection shall be held by Lender and shall be applied to the obligationssecured hereunder from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the proceeds of such business income insurance. Notwithstanding anything to the contrary in this Subsection 3.3(a)(iii), provided there is no Event of Default existingunder this Security Instrument, the Note or the Other Security Documents, Lender agrees that all insurance proceeds payable to Lender under this Subsection shall be automatically disbursed to Borrower;

           (iv) at all times during which structural construction, repairs or alterations are being made with respect to the
Improvements (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in Subsection 3.3(a)(i) written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant toSubsection 3.3(a)(i), (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

           (v) workers' compensation, subject to the statutory limits of the state in which the Property is located, and employer's liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

           (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender;

           (vii) flood hazard insurance in any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area"; and

           (viii) such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region inwhich the Property is located.

           (b) All insurance provided for in Subsection 3.3(a) hereof shall be obtained under valid and enforceable polices (the "Policies" or in the singular, the "Policy"), in such forms as may from time to time be reasonably satisfactory to Lender, issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located and reasonably approved by Lender. Lender acknowledges that a Qualified Insurer shall not have a claims-paying ability greater than AA rating by A.M. Best Company, Inc. The insurance companies must have a general policy rating of A or better and a financial class of VI or better by A.M. Best Company, Inc., and if there are any Securities (defined in Section 19.1 below) issued which have been assigned a rating by a credit rating agency approved by Lender (a "Rating Agency"), the insurance company shall have a claims paying ability rating by such Rating Agency equal to or greater than the rating of the highest class of the Securities (each such insurer shall be referred to below as a "Qualified Insurer"). Not less than fourteen (14) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Subsection 3.3 (a), certified copies of the Polices or original insurance certificates, reasonably satisfactory to Lender, of renewals or replacements of such Policies or certificates, marked "premium paid" or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"), shall be delivered by Borrower to Lender; provided, however, that in the case of renewal Policies, Borrower may furnish Lender with binders therefor to be followed by the original Policies when issued.

           (c) Borrower shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Lender and Lender's interest is included therein as provided in this Security Instrument and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Subsection 3.3(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event Borrower obtains separate insurance or an umbrella or a blanket Policy, Borrower shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in Subsection 3.3(a). Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Subsection 3.3(a).

           (d) All Policies of insurance provided for or contemplated by Subsection 3.3(a), except for the Policy referenced in Subsection 3.3(a)(v), shall name Lender and Borrower as the insured or additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, and flood insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

           (e) All Policies of insurance provided for in Subsection 3.3(a) shall contain clauses or endorsements to the effect that:

           (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant under any Lease or other occupant, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any partthereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

           (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least fourteen (14) days' written notice to Lender and any other party named therein as an insured; and

           (iii) each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed fourteen (14) days prior to its expiration; and

           (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

           (f)  Borrower shall furnish to Lender, on or before thirty
(30) days after the close of each of Borrower's fiscal years, a certificate of insurance, acceptable to Lender, or if required by Lender, a statement certified by Borrower or a duly authorized officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if reasonably requested by Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender.

           (g) If at any time Lender is not in receipt or written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage required by this Security Instrument, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by this Security Instrument and shall bear interest in accordance with Section 10.3 hereof.

           (h) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to Lender and, subject to Borrower's receipt of insurance proceeds provided that no Event of Default exists under this Security Instrument, the Note and the Other Security Documents, shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Lender (the "Restoration") and otherwise in accordance with Section 4.4 of this Security Instrument. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance.

           Section 3.4 PAYMENT OF TAXES, ETC. (a) Subject to Subsection (b) below and Section 3.5 hereof, Borrower shall promptly pay all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Taxes"), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Other Charges"), and all charges for utility services provided to the Property as same become due and payable. Borrower will deliver to Lender, promptly upon Lender's request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument, Borrower shall furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

           (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes or Other Charges, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the Other Security Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Taxes from Borrower and from the Property or Borrower shall have paid all of the Taxes under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (vi) Borrower shall have deposited with Lender adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless Borrower has paid all of the Taxes under protest, and (vii) Borrower shall have furnished the security as may be required in the proceeding, or as may be requested by Lender to insure the payment of any contested Taxes, together with all interest and penalties thereon.

           Section 3.5 ESCROW FUND. In addition to the initial deposits with respect to Taxes and, if applicable, Insurance Premiums made by Borrower to Lender on the date hereof to be held by Lender in escrow, Borrower shall pay to Lender on the first day of each calendar month (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months and (b) at the option of Lender, if the liability or casualty Policy maintained by Borrower covering the Property shall not constitute an approved blanket or umbrella Policy pursuant to Subsection 3.3(c) hereof, one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts in (a) and (b) above shall be called the "Escrow Fund"). In the event Lender shall elect to collect payments in escrow for Insurance Premiums, Borrower shall pay to Lender an initial deposit to be determined by Lender, in its reasonable discretion, to increase the amounts in the Escrow Fund to an amount which, together with anticipated monthly escrow payments, shall be sufficient to pay all Insurance Premiums and Taxes as they become due. Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has or obtains knowledge and authorizes Lender or its agent to obtain a copy of the bills for Taxes and Other Charges directly from the appropriate taxing authority. The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 3.3 and 3.4 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3.3 and 3.4 hereof, Lender shall, in its discretion, return any excess to Borrower or credit such excess against the next future payments to be made to the Escrow Fund. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. No earnings or interest on the Escrow Fund shall be payable to Borrower.

           Section 3.6 CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding known to Borrower and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. Subject to Section 4.4 hereof, Lender may apply any award or payment to the reduction or discharge of the Debt whether or not then due and payable. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgement on the Note shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt.

           Section 3.7 LEASES AND RENTS. (a) Except as otherwise consented to by Lender, all proposed Leases shall be written on the standard form of lease which shall have been approved by Lender. Upon request, Borrower shall furnish Lender with executed copies of all Leases. No material changes may be made to the Lender-approved standard lease without the prior written consent of Lender not to be unreasonably withheld. In addition, all renewals of Leases and all proposed Leases shall provide for rental rates and terms comparable to existing local market rates and terms and shall be arms-length transactions with bona fide, independent third party tenants. Subject to Section 3.7(b), all proposed Leases and renewals of existing Leases shall be subject to the prior approval of Lender and its counsel, at Borrower's expense.

All proposed Leases shall provide that they are subordinate to this Security Instrument and that the lessee agrees to attorn to Lender. Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed, short of termination thereof; provided however, with respect to multifamily residential property, a residential Lease may be terminated in the event of a default by the tenant thereunder; (iv) shall not collect any of the Rents more than one (1) month in advance; (v) shall not execute any other assignment of the lessor's interest in any of the Leases or the Rents; (vi) shall not alter, modify or change the terms of any Leases without the prior written consent of Lender, or cancel or terminate any Leases or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the Land or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (vii) shall not alter, modify or change the terms of any guaranty, letter of credit or other credit support with respect to any of the Leases (the "Lease Guaranty") or cancel or terminate such Lease Guaranty without the prior written consent of Lender; and (viii) shall not consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Lender.

           (b) Notwithstanding the provisions of Subsection 3.7(a) above, renewals, modifications and terminations of existing Leases and proposed Leases for commercial space for in-line stores (i.e., such tenants occupying less than 5,000 square feet in the Improvements) shall not be subject to the prior approval of Lender or its counsel provided all of the following conditions are satisfied: (i) the rental income pursuant to the renewal or proposed Lease is not more than ten percent (10%) of the total rental income for the in-line stores, (ii) the renewal or proposed Lease covers less than ten percent (10%) of the in-line store space, in the aggregate, (iii) the renewal or proposed Lease shall have a lease term not to exceed ten (10) years including options to renew, (iv) no rent credits, free rents or concessions have been granted under the renewal or proposed Lease unless such terms are comparable to existing market rates and terms as demonstrated by market information provided by Borrower to Lender, (v) the renewal or proposed Lease is on the standard form of lease approved by Lender with no material modifications and shall provide for rental rates and terms comparable to existing local market rates and terms, and (vi) the renewal or proposed Lease shall be an arms-length transaction with a bona fide, independent third party tenant. Borrower shall deliver to Lender copies of all Leases which are entered into pursuant to this Subsection 3.7
(b) within thirty (30) days after the execution of the Lease and the submission of such Leases to Lender shall be deemed to be Borrower's certification (subject to Article 15 hereof) that the conditions of this Subsection 3.7 (b) have been satisfied unless expressly noted.

           Section 3.8 MAINTENANCE OF PROPERTY. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Lender. Subject to Borrower's receipt of insurance proceeds as provided for herein provided that no Event of Default exists under this Security Instrument, the Note and the Other Security Documents, Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof without Lender's written consent. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or abandoned without the express written consent of Lender.

           Section 3.9 WASTE. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

           Section 3.10 COMPLIANCE WITH LAWS. (a) Borrower shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof ("Applicable Laws").

           (b) Borrower will give Lender copies of any written notices of any violation of Applicable Laws.

           (c) Notwithstanding any provisions set forth herein or in any document regrading Lender's approval of alterations of the Property, Borrower shall not alter the Property in any manner which would increase Borrower's responsibilities for compliance with Applicable Laws without the prior written approval of Lender. Lender's approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws.

The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person reasonably acceptable to Lender.

           (d) Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

           Section 3.11    BOOKS AND RECORDS.

           (a) Borrower shall keep adequate books and records of account in accordance with generally accepted accounting principles ("GAAP"), or in accordance with other methods reasonably acceptable to Lender consistently applied and furnish to Lender:

           (i) quarterly certified rent rolls signed and dated by Borrower, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, and any other information as is reasonably required by Lender, within thirty (30) days after the end of each fiscal quarter;

           (ii) if requested in writing by Lender, monthly certified rent rolls signed and dated by Borrower, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, and any other information as is reasonably required by Lender, within thirty (30) days after written request by Lender;

           (iii) quarterly operating statements of the Property, prepared and certified by Borrower in the form reasonably required by
Lender, detailing the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and major capital improvements for that quarter and containing appropriate year to date information, within sixty (60) days after the end of each fiscal quarter;

           (iv) an annual operating statement of the Property detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by Borrower, in form acceptable to Lender, within one hundred twenty (120) days after the close of each fiscal year of Borrower;

           (v) an annual balance sheet and profit and loss statement of Borrower and JMB Income Properties, LTD.-X ("Properties"), in forms acceptable to Lender, prepared and certified by Borrower and Properties, as applicable, within one hundred twenty (120) days after the close of each fiscal year of Borrower and Properties, as the case may be; and

           (vi) an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property, including cash flow projections for the upcoming year, and all proposed capital replacements and improvements at least fifteen (15) days prior to the start of each fiscal year.

           (b) Upon reasonable request from Lender, Borrower and Properties shall furnish in a timely manner to Lender:

           (i) a property management report for the Property, showing the number of prospective tenants and deposits received from tenants and any other information requested by Lender, in reasonable detail and certified by Borrower (or the authorized leasing representative) to be true and complete, but no more frequently than quarterly; and

















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           (ii) a list of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held and the name and address of the financial institutions inwhich such security deposits are held.

           (c) Borrower and Properties shall furnish Lender with such other additional financial information (including State and Federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance reasonably satisfactory to Lender.

           (d) Borrower and Properties shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records.

           Section 3.12 PAYMENT FOR LABOR AND MATERIALS. Subject to the right of Borrower to bond, Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (defined below).

           Section 3.13 PERFORMANCE OF OTHER AGREEMENTS. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to Lender for the purpose of further securing an obligation secured hereby and any amendments, modifications or changes thereto.

                    ARTICLE 4 - SPECIAL COVENANTS

      Borrower covenants and agrees that:

           Section 4.1 PROPERTY USE. The Property shall be used only for retail shopping center, and for no other use without the prior written consent of Lender, which consent may be withheld in Lender's sole and absolute discretion.

           Section 4.2 ERISA. (a) It shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Security Instrument and the Other Security Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

           (b) Borrower further covenants and agrees to deliver to Lender such certifications (subject to Article 15 hereof) or other evidence from time to time throughout the term of the Security Instrument, as requested by Lender in its sole discretion, that (i) Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of
Section 3(3) of ERISA; (ii)

Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

                (A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section
           2510.3-101(b)(2);

                (B) Less than 25 percent of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning  of 29 C.F.R. Section 2510.3-101(f)(2); or

                (C) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R.
Section 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

           Section 4.3 SINGLE PURPOSE ENTITY. It has not and shall not:

           (a) engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;

           (b) acquire or own any material assets other than (i) the Property, and (ii) such incidental Personal Property as may be necessary for the operation of the Property;

           (c) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender's consent;

           (d) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower's Partnership Agreement, Articles or Certificate of Incorporation, Articles of Organization or similar organizational documents, as the case may be, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would adversely affect the ability of Borrower to perform its obligations hereunder, under the Note or under the Other Security Documents;

           (e) own any subsidiary or make any investment in, any person or entity without the consent of Lender;

           (f) commingle its assets with the assets of any of its members, general partners, affiliates, principals or of any other person or entity;

           (g) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt, except for trade payables in the ordinary course of its business of owning and operating the Property, provided that such debt is paid when due;

           (h) become insolvent and fail to pay its debts and liabilities from its assets as the same shall become due;

           (i) fail to maintain its records, books of account and bank accounts separate and apart from those of the members, general partners, principals and affiliates of Borrower, the affiliates of a member, general partner or principal of Borrower, and any other person or entity;

           (j) enter into any contract or agreement with any member, general partner, principal or affiliate of Borrower or Indemnitor (defined in Subsection 10.1(q)), or any member, general partner, principal or affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, general partner, principal or affiliate of Borrower, Indemnitor, or any member, general partner, principal or affiliate thereof;

           (k) seek the dissolution or winding up in whole, or in part, of Borrower;

           (l) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any member, general partner, principal or affiliate of Borrower, or any member, general partner, principal or affiliate thereof or any other person;

           (m) hold itself out to be responsible for the debts of another person;

           (n) make any loans or advances to any third party, including any member, general partner, principal or affiliate of Borrower, or any member, general partner, principal or affiliate thereof;

           (o)  fail to file its own tax returns;

           (p) agree to, enter into or consummate any transaction which would render Borrower unable to furnish the certification or other evidence referred to in Section 4.2(b) hereof;

           (q) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or
(ii) to suggest that Borrower is responsible for the debts of any third party (including any member, general partner, principal or affiliate of Borrower, or any member, general partner, principal or affiliate thereof);

           (r) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; or

           (s) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

           Section 4.4 RESTORATION AFTER CASUALTY/CONDEMNATION. In the event of a casualty or a taking by eminent domain, the following provisions shall apply in connection with the Restoration of the Property:

           (a) If the Net Proceeds (defined below) shall be less than $25,000 and the costs of completing the Restoration shall be less then $25,000, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Subsection 4.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Security Instrument.

           (b) If the Net Proceeds are equal to or greater than $25,000 or the costs of completing the Restoration is equal to or greater than $25,000, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Subsection 4.4(b). The term "Net Proceeds" for purposes of this Section 4.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Subsections 3.3(a)(i), (iv), (vi) and (vii) of this Security Instrument as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same or (ii) the net amount of all awards and payments received by Lender with respect to a taking referenced in Section 3.6 of this Security Instrument, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same, whichever the case may be.

           (i) The Net Proceeds shall be made available to Borrower for the Restoration provided that each of the following conditions are met:

                (A) no Event of Default shall have occurred and be continuing under the Note, this Security Instrument or any of the Other Security Documents;

                (B) less than seventy-five percent (75%) of the total floor area of the Improvements has been damaged, destroyed or rendered unusable as a result of such fire or other casualty or taking, as applicable;

                (C) Leases demising in the aggregate at least fifty percent (50%) of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty or taking, as applicable, shall remain in full force and effect during and after the completion of the Restoration, and Borrower furnishes to Lender evidence satisfactory to Lender that ninety percent (90%) of the Major Tenants (defined below) in occupancy immediately prior to such casualty or taking shall continue to operate their respective retail stores at the Property after the completion of the Restoration, (the term "Major Tenants" shall mean: S&J Shoes, Inc. d/b/a The Shoe Box, Victorias' Secret Stores, Inc., The Limited Stores, Inc.,

           The Gap, Inc., Luby's Cafeterias, Inc., General Cinema Corporation of Texas, and Tamoco Inc. d/b/a Tis the Season) or, if one or more of such Major Tenants does not continue to operate its business after
such casualty or taking, another      tenant or tenants occupies the
premises of such Major Tenant under a Lease permitted under Section 3.7 of this Security Instrument;

                (D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than thirty (30)
days after such damage or destruction occurs) and shall diligently pursue the same to satisfactory completion;

                (E)   Lender shall be satisfied that any operating
           deficits which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, as
applicable, will be covered out of (1) the Net   Proceeds, (2) the
insurance coverage referred to in Subsection 3.3(a)(iii), or (3) by other funds of Borrower;

                (F) Lender shall be satisfied that, upon the completion of the Restoration, the gross cash flow and the net cash flow of the Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Property, including, without limitation, debt service on the Note at a coverage ratio (after deducting all required reserves as required by Lender from net operating income) of at least 3.0
to 1.0, which coverage ratio shall be determined      by Lender in
its sole and absolute discretion on the basis of the Applicable Interest Rate (as defined in the Note);

                (G)   Lender shall be satisfied that the Restoration
           will be completed on or before the earliest to occur of (1) six
(6) months prior to the Maturity Date (as defined in the Note), (2) twelve
(12) months after the occurrence of such fire or      other casualty
or taking, whichever the case may be, (3) the earliest date required for such completion under the terms of any Leases which are required in accordance with the provisions of this Subsection 4.4(b) to remain in effect subsequent to the occurrence of such fire or other casualty or taking, whichever the case may be, and the completion of the Restoration, including under the terms of the Leases for the Major Tenants or (4) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as
possible the condition it was in immediately prior to      such
taking, as applicable;

                (H) Borrower shall execute and deliver to Lender a completion guaranty in form and substance satisfactory to
Lender and its counsel pursuant to the provisions of which Borrower shall guaranty to Lender the lien-free completion by Borrower of the Restoration in accordance with the provisions of this Subsection 4.4(b);

                (I) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations; and

                (J) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable Environmental Laws (defined below).

           (ii) The Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this Subsection
4.4(b), shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the lien of this Security Instrument.

           (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and reasonable acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "Casualty Consultant"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors (if available to Borrower) and materialmen (if available to Borrower) engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

           (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" as used in this Subsection 4.4(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Lender that Net Proceeds representing 50% of the required Restoration have been disbursed. There shall be no Casualty Retainage with respect to costs actually incurred by Borrower for work in place in completing the last 50% of the required Restoration. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage, provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of this Security Instrument.

           (v) Lender shall not obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

           (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.4(b) shall constitute additional security for the Obligations.

           (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Security Instrument or any of the Other Security Documents.

           (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess as Net Proceeds pursuant to Subsection 4.4(b)(vii) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable to be applied to the payments then due or next coming due under the Note, this Security Instrument or Other Security Documents, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion. If Lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

             ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

           Section 5.1 WARRANTY OF TITLE. Borrower has good title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Borrower possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the "Permitted Exceptions"). Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender and/or Trustee against the claims of all persons whomsoever.

           Section 5.2 AUTHORITY. Borrower (and the undersigned representative of Borrower, if any) has the necessary partnership power and authority to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower's part to be performed.

           Section 5.3 LEGAL STATUS AND AUTHORITY. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified, to the extent required by law, to transact business and is in good standing in the State where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted. Borrower now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Borrower under the Note, this Security Instrument and the Other Security Documents.

           Section 5.4 VALIDITY OF DOCUMENTS. (a) The execution, delivery and performance of the Note, this Security Instrument and the Other Security Documents and the borrowing evidenced by the Note (i) are within the corporate/partnership/company power of Borrower; (ii) have been authorized by all requisite corporate/partnership/company action: (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) to Borrower's actual knowledge, will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law, any order or judgement of any court or governmental authority, the articles of incorporation, by-laws, partnership or trust agreement, articles of organization, operating agreement, or other governing instrument of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is bound; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this instrument in appropriate land records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby); and (b) the Note, this Security Instrument and the Other Security Documents constitute the legal, valid and binding obligations of Borrower.

           Section 5.5     LITIGATION.   There is no action, suit or
proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Borrower's knowledge, threatened or contemplated against, or affecting, Borrower or the Property and there is no action, suit or proceeding, judicial, administrative or otherwise, pending or, to the best of Borrower's knowledge, threatened or contemplated against Properties or JMB (defined in Section 8.3) that would have a material, adverse effect on the Property or the Borrower's, JMB's or Properties' ability to pay its debts as they become due, except as set forth in Schedule I attached.

           Section 5.6 STATUS OF PROPERTY. (a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.3 hereof.

           (b) Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

           (c) To Borrower's actual knowledge after due inquiry of its property manager, the Property and the present use and occupancy thereof are in full compliance with all applicable zoning ordinances, building codes, land use and environmental laws and other similar laws.

           (d) The Property is served by all utilities required for the current use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

           (e) All public roads and streets necessary for service of and access to the Property for the current use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

           (f)  The Property is served by public water and sewer systems.

           (g) The Property is free from damage caused by fire or other casualty.

           (h) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.

           (i) Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

           (j) All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws.

           Section 5.7     NO FOREIGN PERSON.  Borrower is not a
"foreign person" within the meaning of Sections 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

           Section 5.8 SEPARATE TAX LOT. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

           Section 5.9 ERISA COMPLIANCE. (a) As of the date hereof and throughout the term of this Security Instrument, (i) Borrower is not and will not be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and (ii) the assets of Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I ERISA; and

           (b) As of the date hereof and throughout the term of this Security Instrument (i) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(3) of ERISA and (ii) transactions by or with Borrower are not and will not be subject to state statuses applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

           Section 5.10 LEASES. (a) Borrower is the sole owner of the entire lessor's interest in the Leases; (b) to Borrower's actual knowledge after due inquiry of the property manger, the Leases are valid and enforceable; (c) the information contained in the certified rent roll delivered to Lender reflects the material terms of all modifications and amendments to the Leases; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (e) none of the Rents have been collected for more than one (1) month in advance; (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) to Borrower's actual knowledge after due inquiry of the property manager, no party under the Leases is in default and there exist no offsets or defenses to the payment of any portion of the Rents.

           Section 5.11    FINANCIAL CONDITION.  (a) Borrower is
solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Borrower has been initiated, and (b) it has received reasonably equivalent value for the granting of this Security Instrument.

           Section 5.12 BUSINESS PURPOSES. The loan evidenced by the Note secured by the Security Instrument and the Other Security Documents (the "Loan") is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural proposes.

           Section 5.13    TAXES.  Borrower has filed all federal,
state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Borrower does not know of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

           Section 5.14 MAILING ADDRESS. Borrower's mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct.

           Section 5.15 NO CHANGE IN FACTS OR CIRCUMSTANCES. All information given by Borrower to Lender in the application for the Loan submitted to Lender (the "Loan Application") and in all financing statements, financial reports, rent rolls, certificates and other documents prepared by Borrower submitted in connection with the Loan Application or in satisfaction of the terms thereof, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading.

           Section 5.16 DISCLOSURE. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

                ARTICLE 6 - OBLIGATIONS AND RELIANCES

           Section 6.1 RELATIONSHIP OF BORROWER AND LENDER. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, this Security Instrument and the Other Security Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

           Section 6.2 NO RELIANCE OF LENDER. The members, general partners, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender's expertise, business acumen or advice in connection with the Property.

           Section 6.3 NO LENDER OBLIGATIONS. (a) Notwithstanding the provisions of Subsections 1.1(f) and (l) or Section 1.2, Lender is not undertaking the performance of (i) any obligations under the Leases; or
(ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

           (b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Note or the Other Security Documents, including without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality of effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

           Section 6.4     RELIANCE.  Borrower recognizes and
acknowledges that in accepting the Note, this Security Instrument and the Other Security Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in
Article 5 without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof; that the warranties and representations are a material inducement to Lender in accepting the Note, this Security Instrument and the Other Security Documents; and that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Article 5.

                   ARTICLE 7 - FURTHER ASSURANCES

           Section 7.1     RECORDING OF SECURITY INSTRUMENT, ETC.
Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the Other Security Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property.

Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgement and/or recording of the Note, this Security Instrument, the Other Security Documents, any note or deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

           Section 7.2 FURTHER ACTS, ETC. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender and Trustee the property and rights hereby deeded, mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section 7.2. Notwithstanding the foregoing, Lender shall exercise its right to the irrevocable power of attorney granted under this Section 7.2 for the purpose of exercising and perfecting any and all rights and remedies available at law and in equity only in the event that Borrower refuses ten (10) days after demand by Lender to execute and deliver such financing statements, chattel mortgages or other instruments referred to herein. Lender shall not impose any personal liability on Borrower through exercise of the power of attorney.

           Section 7.3 CHANGES IN TAX, DEBT CREDIT AND DOCUMENTARY STAMP LAWS. (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.

           (b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.

           (c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the Other Security Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties, thereon, if any.

           Section 7.4 ESTOPPEL CERTIFICATES. (a) After request by Lender, Borrower, within ten (10) days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified (subject to Article 15), setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note,
(iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal were last paid, (v) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Note or the Security Instrument, (vi) that the Note and this Security Instrument are valid and binding obligations and have not been modified or if modified, giving particulars of such modification, (vii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (viii) to the actual knowledge of Borrower after due inquiry of the property manager that all Leases are in full force and effect (or if not, specifying which are not) and (provided the Property is not a residential multifamily property) have not been modified (or if modified, setting forth all modifications), (ix) the date to which the Rents thereunder have been paid pursuant to the Leases, (x) whether or not, to the actual knowledge of Borrower after due inquiry of property manager, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xi) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument. To the extent that Borrower is unable to obtain and deliver to Lender a tenant estoppel letter as required by this Section 7.4 after using reasonable efforts, Borrower shall deliver to Lender an estoppel letter for such Lease subject to Article 15 hereof. Notwithstanding anything continued in this Section
7.4 to the contrary, Borrower shall not be obligated to deliver tenant estoppel letters during the first Loan Year (defined in the Note) unless such estoppel letters are required by Lender in connection with the sale of the Loan or by the Rating Agencies in connection with a securitization of the Loan, and thereafter Borrower shall not be obligated to deliver such tenant estoppel letters more than once a year unless Lender shall request such estoppel letters in connection with a sale or the securitization of the Loan.

           (b) Borrower shall use its reasonable efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more lessees are required by Lender attesting to such facts regarding the Lease as Lender may require, including but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.

           (c)  Upon any transfer or proposed transfer contemplated by
Section 19.1 hereof, at Lender's request, Borrower shall provide an estoppel certificate to the Investor (defined in Section 19.1) or any prospective Investor in such form, substance and detail as Lender, such Investor or prospective Investor may require with respect to the matters set forth in the preceding Subsection (a).

           Section 7.5 FLOOD INSURANCE. After Lender's request, Borrower shall deliver evidence satisfactory to Lender that no portion of the Improvements is situated in a federally designated "special flood hazard area".

           Section 7.6     SPLITTING OF SECURITY INSTRUMENT.  This
Security Instrument and the Note shall, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, without expense to Borrower, be split or divided into two notes and two security instruments, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, Borrower, upon written request of Lender, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Lender and/or its designee or desginees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of this Security Instrument, and containing terms, provisions and clauses similar to those contained herein and in the Note, and such other documents and instruments as may be required by Lender.

           Section 7.7 REPLACEMENT DOCUMENTS. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any Other Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or Other Security Document, Borrower will issue, in lieu thereof, a replacement Note or Other Security Document, dated the date of such lost, stolen, destroyed or mutilated Note or Other Security Document in the same principal amount thereof and otherwise of like tenor.

                 ARTICLE 8 - DUE ON SALE/ENCUMBRANCE

           Section 8.1 LENDER RELIANCE. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its members, general partners, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the loan secured hereby, and will continue to rely on Borrower's ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property.

           Section 8.2 NO SALE/ENCUMBRANCE. Borrower agrees that Borrower shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred.

           Section 8.3     SALE/ENCUMBRANCE DEFINED.  A sale,
conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Article 8 shall be deemed to include, but not limited to, (a) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (b) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (c) if Borrower or any general or limited partner or member of Borrower is a corporation, the voluntary or involuntary sale, conveyance, transfer or pledge of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock by which an aggregate of more than 10% of such corporation's stock shall be vested in a party or parties who are not now stockholders; and (d) if Borrower or any general or limited partner or any member of Borrower is a limited or general partnership or joint venture, the change, removal or resignation of a general partner, limited partner or managing partner or the transfer or pledge of the partnership interest of any general partner, limited partner or managing partner or any profits or proceeds relating to such partnership interest; and (e) if Borrower or any general or limited partner or member of Borrower is a limited liability company, the change, removal or resignation of a managing member or the transfer of the membership interest of any managing member or any profits or proceeds relating to such membership interest. Notwithstanding the foregoing, the following transfers shall not be deemed to be a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Article 8 and, accordingly, may be made at any time and from time to time without Lender's consent:

      (A) a transfer by devise or descent or by operation of law upon the death of a member, partner or stockholder of Borrower or any general or limited partner or member thereof or

      (B) provided that no default has occurred and is continuing under the Note, this Security Instrument or the Other Security Documents:

           (ii) transfers of limited partnership interests in Properties;

           (ii) transfers of the interests of the shareholders in JMB Realty Corporation, a Delaware corporation ("JMB") (a)
amongst themselves, (b) to an Immediate Family Member (defined below) of
any such current shareholder                (as of the date hereof),
(c) to a trust created by any such current shareholder for the benefit of such current shareholder's Immediate Family Members, or (d) to an Affiliate
of any such current shareholders (as of the           date thereof)
(notwithstanding anything to the contrary contained in this Subsection 8.3
(B)(ii), transfers of the interests of shareholders of JMB holding less than a 25% interest in JMB as of the date hereof shall be freely transferable without Lender's prior written consent provided no default has occurred and is continuing under the Note, this Security Instrument or the Other Security Documents);

           (iii) transfers between JMB and Properties of their respective general partnership interests in Borrower; and

           (iv) transfers by JMB of all or any part of its interest in Borrower or Properties of Urban Shopping Center, Inc. ("Urban") or to any Affiliate of JMB.

           For purposes of this Security Instrument, the term "Affiliate" of a specified person or party means (a) any person or party that (either directly or indirectly through one or more intermediaries) controls, is under common control with or is controlled by, the specified person or party, (b) any person or party that is a director, managing trustee, senior corporate officer, managing or general partner, shareholder (holding at least a 5% interest), beneficiary (for estate and trust purposes only), managing member, or manager (of a limited liability company only) of or subsidiary with control of, or under common control with, or controlled by, any of the foregoing described in Subparagraph (a) above, and (c) any Immediate Family Member or spouse of the specified person or party. For such purposes, control of a specified person or a party (including the correlative terms "controlled by" under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified person or party, whether through ownership of voting securities or equity interests, or the ability to appoint all or some of a party's trustees, directors, officers, managers or persons in a similar capacity or capacities, by contract or otherwise.

           For purposes of this Security Instrument, the term "Immediate Family Member" shall mean the spouse, child, parent, or grandchild of the specified person.

           Section 8.4 LENDER'S RIGHTS. Lender reserves the right to condition the consent required hereunder upon a modification of the terms hereof and on assumption of the Note, this Security Instrument and the Other Security Documents as so modified by the proposed transferee, payment of a transfer fee of not less than one percent (1%) of the principal balance of the Note and all of Lender's expenses incurred in connection with such transfer, the approval by a Rating Agency of the proposed transferee, the proposed transferee's continued compliance with the covenants set forth in Section 4.2 hereof, or such other conditions as Lender shall determine in its sole discretion to be in the interest of Lender. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower's sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property without Lender's consent. This provision shall apply to every sale, conveyance, mortgage, grant bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property.

           Section 8.5 ONE-TIME TRANSFER. Notwithstanding anything to the contrary contained in this Article 8, Lender's consent to a one-time sale, assignment, or other transfer of the Property shall not be unreasonably withheld provided that (a) Lender receives forty-five (45) days prior written notice of such transfer hereunder, (b) no default has occurred and is continuing under this Security Instrument, the Note or the Other Security Documents and (c) the proposed transferee (the "Transferee") satisfies the following requirements:

           (i) Transferee or Transferee's Principals (hereinafter defined) must have demonstrated expertise in owning and operating retail properties similar in location, size and operation to the Property, which expertise shall be determined by Lender in Lender's sole discretion. The term "Transferee's Principals" shall include Transferee's
(i) managing members, general partners or principal shareholders and (ii) such other members, partners or shareholders which shall own an 8% or greater interest in Transferee;

           (ii) Transferee or Transferee's Principals shall, as of the date of such transfer, have an aggregate net worth and liquidity acceptable to Lender;

           (iii) Transferee and Transferee's Principals must not have been a party to any bankruptcy proceeding, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the date of the proposed transfer of the Property;

           (iv) Transferee shall assume all of the obligations of Borrower under the this Security Instrument, the Note and Other Security Documents in a manner satisfactory to Lender in all respects, including, without limitation, by entering into any assumption agreement in form and substance satisfactory to Lender;

           (v) There shall be no litigation pending against Transferee or Transferee's Principals which is not acceptable to Lender;

           (vi) Transferee and Transferee's Principals shall not have materially defaulted under its or their obligations with respect to any other indebtedness in a manner which is not acceptable to
Lender and with respect to immaterial            defaults by
Transferee and Transferee's Principals under its or their obligations with respect to any other indebtedness, such immaterial defaults shall be cured as of the date of transfer;

           (vii) Transferee and Transferee's Principals must be able to satisfy all the special covenants set forth in Section
4.3 hereof and deliver (i) all organization documentation requested by Lender, which shall be satisfactory to Lender in all respects, and (ii) all certificates, agreements and covenants required by Lender;

           (viii) Transferee shall be approved by the Rating Agencies selected by Lender;

           (ix) Borrower shall deliver, at its sole cost and expense, an endorsement to the existing title policy insuring the Security Instrument, as modified by the assumption agreement, as a valid first lien on the Property and naming the Transferee as owner of the fee estate of the Property, which endorsement shall insure that, as of the date of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or liens other than those contained in the title policy issued in connection with this Security Instrument;

           (x) Borrower shall pay Lender a processing fee equal to $4,000 upon request for assumption of the Loan and a transfer fee equal to 1 % of the outstanding principal balance of the Loan at the time of such transfer; and

           (xi) Borrower shall pay any and all reasonable out-of-pocket costs incurred in connection with the transfer of the Property (including, without limitation, Lender's counsel fees and disbursements and all
recording fees, title           insurance premiums and mortgage and
intangible taxes).

                       ARTICLE 9 - PREPAYMENT

           Section 9.1 PREPAYMENT BEFORE EVENT OF DEFAULT. The Debt may be prepaid only in strict accordance with the express terms and conditions of the Note including the payment of any prepayment consideration.

           Section 9.2     PREPAYMENT OF CASUALTY, CONDEMNATION AND
CHANGE IN TAX AND DEBT CREDIT LAWS. Provided no Event of Default exists under the Note, this Security Instrument or the Other Security Documents, in the event of any prepayment of the Debt pursuant to the terms of Sections 3.3, 3.6, 4.4 or 7.3 hereof, no Prepayment Consideration (defined in the Note) shall be due in connection therewith, but Borrower shall be responsible for the Interest Shortfall Payment (defined in the Note), if any, and all other amounts due under the Note, this Security Instrument and the Other Security Documents.

           Section 9.3     PREPAYMENT AFTER EVENT OF DEFAULT.  If a
Default Prepayment (defined below) occurs, Borrower shall pay to Lender the entire Debt, including without limitation, the following amounts:

           (a) if the Default Prepayment occurs prior to the time when prepayment of the principal balance of the Note is permitted, an amount
equal to the sum of (i) the present   value of the interest payments
which would have accrued on the principal balance of the Note (outstanding as of the date of such Default Prepayment) at the Applicable Interest Rate (as defined in the Note) from the date of such Default Prepayment to the first day prepayment is permitted pursuant to the Note discounted at a rate equal to the Treasury Rate (as defined in the Note) except that such Treasury Rate shall be based on the U.S. Treasury constant maturity most nearly approximating the date upon which prepayment is first permitted pursuant to the Note, and (ii) an amount equal to the present value as of the first day of the third (3rd) Loan Year of the Calculated Payments (defined in the Note) based on the Treasury Rate in effect at the time of such Default Prepayment from the first day of the third (3rd) Loan Year through the Maturity Date determined by discounting such payments at the Discount Rate (as defined in the Note); or

           (b)  if the Default Prepayment occurs at a time when
prepayment of the principal balance of the Note is permitted, the
Prepayment Consideration and the Interest   Shortfall Payment (defined
in the Note), if applicable.

For purposes of this Section 9.3, the term "Default Prepayment" shall mean a prepayment of the principal amount of the Note made after the occurrence of any Event of Default or an acceleration of the Maturity Date (as defined in the Note) under any circumstances, including, without limitation, a prepayment occurring in connection with reinstatement of this Security Instrument provided by statute under foreclosure proceedings or exercise of a power of sale, any statutory right of redemption exercised by Borrower or any other party having a statutory right to redeem or prevent foreclosure, any sale in foreclosure or under exercise of a power of sale or otherwise.

                        ARTICLE 10 - DEFAULT

           Section 10.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default":

           (a)  if any portion of the Debt is not paid prior to the tenth
      (10th) day after the same is due or if the entire Debt is not paid on or before the Maturity Date;

           (b) subject to Borrower's rights pursuant to Section 3.4 hereof, if any of the Taxes or Other Charges is not paid when the same is due and payable except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument;

           (c)  if the Policies are not delivered to Lender within thirty
      (0) days after written request or if the Policies are not kept in full force and effect;

           (d)  [intentionally omitted];

           (e) if Borrower is in violation of or does not comply with any of the provisions of Section 3.7 or Article 13 thirty (30) days after notice from Lender or if Borrower violates or does not comply with any of the provisions of Sections 4.3 or Article 8;

           (f) if any representation of warranty or Borrower or any member, general partner, principal or beneficial owner thereof, made herein or in the Environmental Indemnity (defined below) or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

           (g) if (i) Borrower or any managing member or general partner of Borrower, or any Guarantor or Indemnitor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment,
winding-up, liquidation,   dissolution, composition or other relief with
respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any managing member or general partner of Borrower, or any Guarantor or Indemnitor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any managing member or general partner of Borrower, any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or
(iii) there shall be commenced against the Borrower or any managing member or general partner of Borrower, any case, proceeding or other action seeking issuance of a warrant ofattachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (iv) the Borrower or any managing member or general partner of Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any managing member or general partner of Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

           (h) if Borrower shall be in default under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to this Security Instrument;

           (i) if the Property becomes subject to any mechanic's, materialman's or other lien other than a lien for local real estate taxes and assessments not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of forty-five (45) days;

           (j) if any federal tax lien is filed against Borrower or the Property and same is not discharged of record within forty-five (45)
days after same is filed;

           (k)  [intentionally omitted];

           (l) if any condemnation proceeding is instituted which would, in Lender's reasonable judgement, materially impair the use and enjoyment of the Property for its intended purposes;

           (m) if (i) Borrower fails to timely provide Lender with the written certification and evidence referred to in Section 4.2 hereof, or (ii) Borrower consummates a transaction which would cause the Security Instrument of Lender's exercise of its rights under this Security Instrument, the Note or the Other Security Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a state statute regulating governmental plans, subjecting Lender to liability for a violation of ERISA or a state statue;

           (n) if Borrower shall fail to reimburse Lender ten (10) days after demand by Lender, with interest calculated at the Default Rate, for all Insurance Premiums or Taxes, together with interest and penalties imposed thereon, paid by Lender pursuant to this Security Instrument;

           (o) if Borrower shall fail to deliver to Lender, ten (10) days after request by Lender, the estoppel certificates required pursuant to the terms of Subsections 7.4(a) and (c);

           (p) if Borrower shall fail to deliver to Lender, ten (10) days after request by Lender, the statements referred to in Section
3.11 in accordance with the terms thereof;

           (q) if any default occurs under that certain environmental indemnity agreement dated the date hereof given by Borrower
("Indemnitor(s)") to Lender (the "Environmental Indemnity") and such default continues after the expiration of applicable notice and grace periods, if any;

           (r)  [Intentionally omitted]; or

           (s) if for more than ten (10) days after notice from Lender, Borrower shall continue to be in default under any other term, covenant or condition of the Note, this Security Instrument or the Other Security Documents in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of ninety
(90) days.

                Section 10.2 LATE PAYMENT CHARGE. If any monthly installment of principal and interest is not paid prior to the tenth (10th) day after the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid portion of the outstanding monthly installment of principal and interest then due or the maximum amount permitted by applicable law, to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, and such amount shall be secured by this Security Instrument and the Other Security Documents.

                Section 10.3    DEFAULT INTEREST.  Borrower will pay,
from the date of an Event of Default through the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full, interest on the unpaid principal balance of the Note at a per annum rate equal to the lesser of (a) five percent (5%) plus the Applicable Interest Rate (as defined in the Note), and (b) the maximum interest rate which Borrower may be law pay or Lender may charge and collect (the "Default Rate").

                  ARTICLE 11 - RIGHTS AND REMEDIES

                Section 11.1    REMEDIES.  Upon the occurrence of any
Event of Default, Borrower agrees that Lender may or acting by or through Trustee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender or Trustee may determine, in their its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender or Trustee;

           (a) declare the entire unpaid Debt to be immediately due and payable;

           (b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

           (c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

           (d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of
Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon terms and after such notice thereof as may be required or permitted by law;

           (e) subject to Article 15 hereof, institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the Other Security Documents;

           (f) subject to Article 15 hereof, recover judgement on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the Other Security Documents;

           (g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower or of any person, firm or other entity liable for the payment of the Debt;

           (h) subject to any applicable law, the license granted to Borrower under Section 1.2 shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducing therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

           (i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Lender or Trustee may deem necessary for the care, protection and preservation of the Personal Property, and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender at aconvenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender or Trustee with respect to the Personal Property sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower;

           (j) apply any sums then deposited in the Escrow Fund and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any Other Security Document to the payment of the following items in any order in its uncontrolled discretion:

                (i)   Taxes and Other Charges;

                (ii)  Insurance Premiums;

                (iii) Interest on the unpaid principal balance of the Note;

                (iv) Amortization of the unpaid principal balance of the Note;

                (v) All other sums payable pursuant to the Note, this Security Instrument and the Other Security Documents, including without limitation advances made by Lender pursuant to the terms of thisSecurity Instrument;

           (k) to the extent the Policies delivered to Lender in accordance with Section 3.3 hereof are separate Policies, surrender the
Policies maintained pursuant to Article 3   hereof, collect the
unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such Insurance Premiums;

           (l) pursue such other remedies as Lender may have under applicable law; or

           (m)  apply the undisbursed balance of any Net Proceeds
Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion.

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section 11.1 to the contrary, if any Event of Default as described in clause (i) or (ii) of Subsection 10.1(g) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

           Section 11.2 APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the Other Security Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

           Section 11.3 RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default or if Borrower fails to make any payment or to do any act as herein provided, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender or Trustee is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 11.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender or Trustee in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Lender thereof.

           Section 11.4 ACTIONS AND PROCEEDINGS. Upon the occurrence and during the continuance of an Event of Default, Lender or Trustee has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decided should be brought to protect its interest in the Property.

           Section 11.5 RECOVERY OF SUMS REQUIRED TO BE PAID. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender or Trustee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

           Section 11.6 EXAMINATION OF BOOKS AND RECORDS. Lender, its agents, accountants and attorneys shall have the right to examine the records and books of Borrower and/or Properties which reflect upon the financial condition of the Property, at the Property or at any office regularly maintained by Borrower or Properties, where the books and records are located. Lender and its agents shall have the right to make copies and extracts from the foregoing records but may not distribute or give to any other party such copies and extracts and must keep same confidential unless disclosure is mandated by law. In addition, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Borrower and Properties pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower or Properties where the books and records are located at no expense to Borrower unless an Event of Default exists hereunder, under the Note or under the Other Security Documents.

           Section 11.7 OTHER RIGHTS, ETC. (a) The failure of Lender or Trustee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (i) the failure of Lender or Trustee to comply with any request of Borrower to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the Other Security Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the Other Security Documents.

           (b) Its is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender's possession.

           (c) Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender or Trustee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender or Trustee thereafter to foreclose this Security Instrument. The rights of Lender or Trustee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender or Trustee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Subject to Article 15 hereof, neither Lender nor Trustee shall be limited exclusively to the rights and remedies herein but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

           Section 11.8    RIGHT TO RELEASE ANY PORTION OF THE PROPERTY.

Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

           Section 11.9 VIOLATION OF LAWS. If the Property is not in material compliance with Applicable Laws, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

           Section 11.10   RECOURSE AND CHOICE OF REMEDIES.
Notwithstanding any other provision of this Security Instrument, but subject to Article 15 hereof, Lender and other Indemnified Parties (defined in Section 13.1 below) are entitled to enforce the obligations of Borrower contained in Sections 13.2, 13.3 and 13.4 without first restoring to or exhausting any security or collateral and without first having recourse to the Note or any of the Property, through foreclosure, sale pursuant to a power of sale or acceptance of a deed in lieu of foreclosure or otherwise, and in the event Lender commences a foreclosure action against the Property, or otherwise causes Trustee to exercise the power of sale pursuant hereto Lender is entitled to pursue a deficiency judgement with respect to such obligations against Borrower. Borrower is personally liable for the obligations pursuant to Subsections 13.2, 13.3 and 13.4 only to the extent provided in Article 15 hereof. The liability for such obligations of Borrower is not limited to the original principal amount of the Note. Notwithstanding the foregoing,nothing herein shall inhibit or prevent Lender or Trustee from foreclosing, exercising a power of sale pursuant to this Security Instrument or exercising any other rights and remedies pursuant to the Note, this Security Instrument and the Other Security Document, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against Borrower, whether or not action is brought against any other person or entity or whether or not any other person or entity is joined in the action or actions. In addition, Lender and Trustee shall have the right but not the obligation to join and participate in, as a party if it so elects, any administrative or judicial proceedings or actions initiated in connection with any matter addressed in Article 12 or
Section 13.4.

           Section 11.11 RIGHT OF ENTRY. Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

                 ARTICLE 12 - ENVIRONMENTAL HAZARDS

           Section 12.1    ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants, to the actual knowledge of Borrower, except as set forth in the environmental report delivered to Lender dated October -----, 1995 and any other report or information described in Exhibit B (collectively, the Environmental Report), that: (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are in compliance with Environmental Laws (defined below); (b) there are no past, present or threatened Releases (defined below) of Hazardous Substances in, on, under or from the Property in violation of any Environmental Law except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Substances migrating to the Property in violation of any Environmental Law except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; and (e) neither Borrower, not to Borrower's actual knowledge after due inquiry of the property manager, any tenant, has received, any written or oral notice or other communication from any person or entity (including but not limited to a governmental entity) relating to Hazardous Substances or Remediation (defined below) thereof, of possible liability of any person or entity pursuant to any Environmental Law, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing. "Environmental Law" means any present and future (except with respect to representations made as of the date hereof) federal, state and local laws, statutes, ordinances, rules, regulations and the like as well as common law, relating to Hazardous Substances or relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances with respect to the Property. "Environmental Law" includes, but is not limited to, the following statutes, as amended any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-To-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act: the Endangered Species act: the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Law" also includes, but is not limited to, any present and future (except with respect to representations made as of the date hereof) federal, state, and local laws, statutes, ordinances, rules, regulations and the like, as well as common law; conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity relating to the Property. "Hazardous Substances" include but are not limited to any and all substances (whether solid, liquid or gas) defined, listed or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future (except with respect to representations made as of the date here) Environmental Laws, including but not limited to petroleum and petroleum products, regulated or friable asbestos and regulated or friable asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives. "Release" of any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances. "Remediation" includes but is not limited to any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, or any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation permitted in accordance of the Environmental Indemnity Agreement or this Article 12.

           Section 12.2 ENVIRONMENTAL COVENANTS. Borrower covenants and agrees that: (a) Borrower shall not cause nor permit any of its agents or invitees or tenants to cause a violation of any Environmental Laws and permits issued pursuant thereto; (b) Borrower shall not cause nor permit any of its agents or invitees or tenants to cause Releases of Hazardous Substances in, or, under or from the Property in violation of any Environmental Law which shall not be promptly remediated by Borrower or such tenant; (c) Borrower shall not cause nor permit any of its agents or invitees or tenants to cause the presence or existence of Hazardous Substances in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) fully disclosed to Lender in writing (other than cleaning solutions and other retail products used in the normal course of the operation of the Property); (d) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity (the "Environmental Liens"); (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.3 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender based on a directive from any governmental authority or court order (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonable effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) in, on, under or from the Property pursuant to any directive from any governmental authority or any court order; (ii) comply with any Environmental Law; and (iii) comply with any directive from any governmental authority; (h) Borrower shall not do or knowingly allow any tenant or other user of the Property to do any act that is contrary to any requirement of any insurer; and (i) Borrower shall immediately notify Lender in writing of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property in violation of any Environmental Law known to Borrower; (B) any non-compliance with any Environmental Laws known to Borrower related in any way to the Property; (C) any actual, or if known to Borrower,any potential Environmental Lien; (D) any required Remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication which Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Substances or Remediation thereof relating to the Property, possible liability of any person or entity pursuant to any Environmental law, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Article 12. Any failure of Borrower to perform its obligations pursuant to this Section 12.2 after notice and expiration of applicable cure periods shall constitute bad faith waste with respect to the Property.

           Section 12.3 LENDER'S RIGHTS. If Lender has reason to suspect the presence or the threatened presence of Hazardous Substances at the Property, Lender and any other person or entity designated by Lender, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property upon reasonable notice and at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender's sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender. Lender agrees that any such assessment of the Property performed by Lender pursuant to this Section beyond the scope of a Phase I environmental site assessment shall be performed based upon the information in the Phase I environmental site assessment which shall give Lender reason to suspect the presence or threatened presence of Hazardous Substances in violation of this Article 12 or the Environmental Indemnity Agreement.

                    ARTICLE 13 - INDEMNIFICATION

           Section 13.1 GENERAL INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all monetary losses and damages (including punitive damages paid or payable by Indemnified Parties to third parties, but excluding consequential damages) and any and all actual out-of-pocket costs, expenses, fines, penalties, charges, fees, amounts paid in settlement or pursuant to actions, proceedings, judgments or awards, amounts paid to satisfy claims, suits, liabilities (including, without limitation, strict liabilities), obligations or debts of whatever kind or nature (including but not limited to reasonable attorneys' fees and other costs of defense) (the "Losses") incurred directly by any Indemnified Parties to any governmental or third party and directly arising out of any one or more of the following: (a) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument or the Note or any of the Other Security Documents, whether or not suit is filed in connection with same, or in connection with Borrower and/or any member, partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) the enforcement by any Indemnified Party of the provisions of this Article 13; (d) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (e) the payment of any commission, charge or brokerage fee to anyone claiming to be entitled to such commission other than through Lender and which may be payable in connection with the funding of the Loan evidenced by the Note and secured by this Security Instrument; or (f) any misrepresentation made by Borrower in this Security Instrument or any Other Security Document.
Any amounts payable to lender by reason of the application of this Section
13.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. Notwithstanding anything to the contrary contained in this Security Instrument, the indemnities of Borrower contained in this Section 13.1 shall not apply in the event of any Indemnified Parties' gross negligence of wilful misconduct. For purposes of this Article 13, the term "Indemnified Parties" means Lender and any person or entity who is or will have been involved in the origination of the Loan, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors or prospective Investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

           Section 13.2 MORTGAGE AND/OR INTANGIBLE TAX. Borrower shall, as its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the Other Security Documents.

           Section 13.3 ERISA INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default by Borrower under Sections 4.2 or 5.9 or Subsection 4.3(p).

           Section 13.4 ENVIRONMENTAL INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses and actual out-of-pocket costs of Remediation (whether or not performed voluntarily) imposed upon or incurred by or asserted against any Indemnified Parties, and directly arising out of any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under the Property in violation of Environmental Laws; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property in violation of Environmental Law; (c) any activity by Borrower, any person or entity affiliated with Borrower or any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property in violation of any Environmental Law; (d) any activity by Borrower, any person or entity affiliated with

Borrower or any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property in violation of any Environmental Law, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (e) any past or present violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by Borrower, any person or entity affiliated with Borrower or any tenant or other user of the Property to comply with any order of any governmental authority in connection with any Environmental Laws; (f) the imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in
Article 12 and this Section 13.4; (h) any past or present injury to, destruction of or loss of natural resources in any way connected with the Property in violation of Environmental Laws, including but not limited to costs to investigate and assess such injury, destruction or loss; (i) any acts of Borrower or other users of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances owned or possessed by such Borrower or other users, at any facility or incineration vessel owned or operated by another person or entity and containing such or similar Hazardous Substances in violation of Environmental Laws; (j) any acts of Borrower or other users of the Property, in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites selected by Borrower or such other users, from which there is a Release, or a threatened Release of any Hazardous Substance in violation of Environmental Laws which causes the incurrence of costs for Remediation;
(k) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property relating to Hazardous Substances in violation of any Environmental Law at the Property; and (l) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to Article 12.

           Section 13.5  DUTY TO DEFEND; ATTORNEYS' FEES AND OTHER FEES
AND EXPENSES. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys, together with the attorneys engaged by Borrower, shall control the resolution of claim or proceeding. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

                        ARTICLE 14 - WAIVERS

           Section 14.1 WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Note, any of the Other Security Documents, or the Obligations.

           Section 14.2 MARSHALLING AND OTHER MATTERS. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.

           Section 14.3 WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Lender or Trustee except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender or Trustee to Borrower and except with respect to matters for which Lender or Trustee is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender or Trustee with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender or Trustee to Borrower.

           Section 14.4 WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

           Section 14.5 SOLE DISCRETION OF LENDER. Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

           Section 14.6 SURVIVAL. The indemnifications made pursuant to Subsections 13.3 and 13.4 and the representations and warranties, covenants, and other obligations arising under Article 12, shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender's interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender's rights and remedies pursuant hereto including but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note or any of the Other Security Documents, any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security

Instrument, the Note or the Other Security Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto. Notwithstanding anything to the contrary in this Section 14.6 the obligations, the covenants and the indemnities contained in Article 12 and Sections 13.3 and 13.4 shall survive the satisfaction or termination of the Note, the Security Instrument and any Other Security Documents or the transfer of the Property for a period of two (2) years following the date of such satisfaction or termination of the Note, this Security Instrument or the Other Security Documents or the transfer of the Property in accordance with this Security Instrument. Notwithstanding the preceding sentence, the indemnities set forth in Section 13.4 shall not apply to those obligations and liabilities that Borrower can prove from Hazardous Substances that (i) were not present on the Property prior to (A) the date Lender or its nominee acquired title to the Property, whether by foreclosure, exercise of power of sale, acceptance of a deed-in-lieu of foreclosure or otherwise, (B) the date that Borrower sold or otherwise transferred the Property with Lender's consent or (C) The date that Borrower repaid the Loan and (ii) were not the result of any act or negligence of Borrower or Borrower's affiliates or agents.

           Section 14.7 WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

                      ARTICLE 15 - EXCULPATION

           Section 15.1 EXCULPATION. Subject to Sections 11.10, 15.2, 15.3, 15.4 and 15.5 hereof, notwithstanding anything to the contrary contained in this Security Instrument, the Note or the Other Security Documents, and in addition to, and not in limitation of, any limitation on liability provided by law or by any contract, agreement, instrument or document, the remedies of Lender, for default or breach under the Note, the Security Instrument, the Environmental Indemnity or any Other Security Documents, shall be limited to its rights against the Property or other collateral subject thereto; without limitation on the generality of the foregoing, and notwithstanding anything to the contrary contained in the Note, this Security Instrument, the Environmental Indemnity Agreement or any of the Other Security Documents, Borrower shall not be personally liable, directly or indirectly, for the payment of the indebtedness or any other liability evidenced by or created or arising under or in connection with the Note, this Security Instrument, the Environmental Indemnity Agreement or any of the Other Security Documents, or for the performance of any of the obligations under the Note, this Security Instrument, the Environmental Indemnity Agreement or the Other Security Documents, and any judgment or decree in any action brought to enforce the obligation of Borrower to pay such indebtedness or to enforce any other obligations or liabilities shall be enforceable against Borrower only to the extent of its interest in the Property and any such judgment or decree shall not be subject to execution upon or be a lien upon the assets of Borrower other than its interest in such Property and Lender shall not seek any personal or deficiency judgment against

Borrower, and Lender and each of its successors and assigns hereby waives any such liability. Notwithstanding anything in this Security Instrument, the Note, the Environmental Indemnity Agreement or the Other Security Documents to the contrary, no present or future Principal in Borrower (as defined in Section 15.3 below) shall be liable, directly or indirectly, under or in connection with this Security Instrument, the Note, the Environmental Indemnity Agreement or any of the Other Security Documents, or any amendments or modifications to any of the foregoing made at any time or times, heretofore or hereafter (and Lender and its successors and assigns shall have no recourse against any property of any such Principal in Borrower); and Lender and each of its successors and assigns hereby waives any such liability. Any obligation of any Principal in Borrower to contribute, lend or otherwise make any payment to Borrower (whether by reason of a negative capital account or otherwise) shall not be considered an asset of Borrower.

           Section 15.2  RESERVATION OF CERTAIN RIGHTS.  The provisions of
Section 15.1 shall not (a) constitute a waiver, release or impairment of any obligation of Borrower evidenced or secured by the Note, the Other Security Documents or this Security Instrument; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under this Security Instrument; (c) impair the rights of Trustee and Lender from exercising their right to sell the Property pursuant to the power of sale granted hereto; (d) affect the validity or enforceability against the Borrower (subject to this Article
15) of any indemnity made in connection with the Note, this Security Instrument, or the Other Security Documents; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement against the Borrower (subject to this Article 15) of the Assignment of Leases and Rents executed in connection herewith; or (f) impair the right of Lender to enforce (subject to this Article 15 hereof) the provisions of Sections 11.10, 13.2, 13.3 and 13.4 of this Security Instrument.

           Section 15.3 EXCEPTIONS TO EXCULPATION. Notwithstanding the provisions of this Article to the contrary, Borrower, but not any Principal in Borrower, shall be personally liable to Lender for the Losses it incurs to the extent of both the Property encumbered by this Security Instrument and any other assets of Borrower, but not any assets of any Principal in Borrower, due to: (i) fraud or intentional misrepresentation by or on behalf of Borrower in connection with the execution and the delivery of the Note, this Security Instrument or the Other Security Documents, in each case to the extent of the actual out-of-pocket Loss to Lender caused thereby; (ii) Borrower's misapplication or misappropriation of Rents received by Borrower after the occurrence of an Event of Default, to the extent of the amount of Rents misapplied or misappropriated by Borrower and not applied to the expenses of the Property; (iii) Borrower's misappropriation of tenant security deposits or Rents collected in advance, to the extent of the amount so misappropriated by Borrower and, with respect to the Rents, not applied to expenses of the Property; (iv) Borrower's misapplication or the misappropriation of insurance proceeds or condemnation awards, to the extent of the proceeds misapplied or misappropriated; (v) any act of actual waste or arson by Borrower, any principal, affiliate, member of general partner thereof to the extent of the actual out-of-pocket Loss incurred by Lender to third parties thereby; or (vi) Borrower's failure to comply with the provisions of Sections 4.2, 7.1, 12.1 and 12.2 of this Security Instrument in each case, to the extent of the actual out-of-pocket Loss incurred by Lender to third parties thereby. The term "Principal in Borrower" as used in this Security Instrument shall mean (1) any constituent partner or member in or of Borrower, (2) any employee or agent of Borrower, and (3) any shareholder, officer, director, partner, limited partner, member, manager, trustee, beneficiary, employee or agent of any corporation, partnership, limited liability company, trust or other entity that has any direct or indirect interest in Borrower or in any partner or member of Borrower.

           Section 15.4 RECOURSE. Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in
Section 15.1 above SHALL BECOME NULL AND VOID as to Borrower, but not any Principal in Borrower, and shall be of no further force and effect in the event of Borrower's default under Section 4.3 or Sections 8.1, 8.2, 8.3 or
8.4 or if the Property or any part thereof shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding, or (ii) an involuntary bankruptcy or insolvency proceeding which is not dismissed within one hundred twenty (120) days of filing.

           Section 15.5 BANKRUPTCY CLAIMS. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by this Security Instrument or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Note, this Security Instrument and the Other Security Documents.

                        ARTICLE 16 - NOTICES

           Section 16.1 NOTICES. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) upon receipt after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower: North Hills Mall Associates
                c/o JMB Income Properties, Ltd.-X
                900 Michigan Avenue, Suite 900
                Chicago, Illinois 60611
                Attention: Stephen Lovelette
                Facsimile No.: (312) 915-2310

With a copy to: Pircher, Nichols & Meeks
                1999 Avenue of the Stars
                Los Angeles, California 90667
                Attention:  Real Estate Notices (SCS)
                Facsimile No.: (310) 201-8922

If to Lender:         Chemical Bank
                c/o Chemical Commercial Mortgage Banking Corp.
                Servicing Department
                380 Madison Avenue
                11th Floor
                New York, New York 10017

                Attention:  Janice Smith
                Facsimile No.: (212) 622-3553

                and

                Chemical Bank
                Legal Department
                270 Park Avenue
                40th Floor
                New York, New York 10017
                Attention:  Ronald A. Wilcox, Esq.
                Facsimile No.: (212) 270-7473

With a copy to: Thacher Proffitt & Wood
                Two World Trade Center
                New York, New York 10048
                Attention:  Joseph Philip Forte, Esq.
                Facsimile No.:  (212) 912-7751

If to Trustee:        Mr. Glendon W. Rose
                c/o Commonwealth Land Title Company
                902 Fort Worth Club Tower
                777 Taylor Street
                Fort Worth, Texas 76102
                Facsimile:  (813) 335-9719

or addressed as such party may from time to time designate by written notice to the other parties.

           Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

           For purposes of this Subsection, "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

                   ARTICLE 17 - SERVICE OF PROCESS

           Section 17.1 CONSENT TO SERVICE. (a) Borrower will maintain a place of business or an agent for service of process in New York, New York and give prompt notice to Lender of the address of such place of business and of the name and address of any new agent appointed by it, as appropriate. Borrower further agrees that the failure of its agent for service of process to give it notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon. If, despite the foregoing, there is for any reason no agent for service of process of Borrower available to be served, and if it at that time has no place of business in New York, New York, then Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, to it as its address given in or pursuant to the first paragraph hereof.

           (b)  Borrower initially and irrevocably designates CT
Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, to receive for and on behalf of Borrower service of process in New York, New York with respect to this Security Instrument.

           Section 17.2 SUBMISSION TO JURISDICTION. With respect to any claim or action arising hereunder or under the Note or the Other Security Documents, Borrower (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York, New York, and appellate courts from any thereof, and (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Security Instrument brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

           Section 17.3 JURISDICTION NOT EXCLUSIVE. Nothing in this Security Instrument will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.

                     ARTICLE 18 - APPLICABLE LAW

           Section 18.1 CHOICE OF LAW. THIS SECURITY INSTRUMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE SATE OF NEW YORK, PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIEN OF THIS SECURITY INSTRUMENT, AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED SHALL APPLY.

           Section 18.2 USUARY LAWS.  This Security Instrument and the
Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Security Instrument or the Note, Borrower is an any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under the Security Instrument and the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

           Section 18.3 PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable,the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

                    Article 19 - SECONDARY MARKET

           Section 19.1 TRANSFER OF LOAN. Lender may, at any time, sell, transfer or assign the Note, this Security Instrument and the Other Security Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). Lender may forward to each purchaser, transferee, assignee, servicer, participant, or investor in such Securities (collectively, the "Investor") or any Rating Agency rating such Securities and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower and the Property, whether furnished by Borrower, and Indemnitor(s) or otherwise, as Lender determines necessary or desirable. Borrower agrees to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, the delivery of an estoppel certificate required in accordance with Subsection 7.4(c) hereof and such other documents as are required under this Security Instrument. Borrower shall also furnish and Borrower and any Indemnitor consent to Lender furnishing to such Investors or such prospective Investors or such Rating Agency any and all information concerning the Property, the Leases, the financial condition of Borrower and any Indemnitor as may be requested by Lender, any Investor, any prospective Investor or any Rating Agency in connection with any sale, transfer or participation interest (to the extent Borrower and Indemnitor furnished such documentation to Lender in connection with the
Loan).

                         ARTICLE 20 - COSTS

           Section 20.1 PERFORMANCE AT BORROWER'S EXPENSE. Borrower acknowledges and confirms that Lender shall impose certain reasonable administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of the Loan,
(b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, or
(d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement (the occurrence of any of the above shall be called an "Event"). Borrower further acknowledges and confirms that is shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, if required by any governmental or quasi-governmental authority. Borrower hereby acknowledges and agrees to pay, immediately, with or without demand, all such reasonable fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Lender from time to time,upon the occurrence of any Event or otherwise. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable legal fees and disbursements of Lender, whether with respect to retained firms or the reimbursement for the expenses of in-house staff.

           Section 20.2    ATTORNEY'S FEES FOR ENFORCEMENT.  (a)
Borrower shall pay all reasonable legal fees incurred by Lender in connection with (i) the preparation of the Note, this Security Instrument and the Other Security Documents and (ii) the items set forth in Section
20.1 above, and (b) Borrower shall pay to Lender on demand any and all reasonable expenses, including legal expenses and attorney's fees, incurred or paid by Lender in protecting its interest in the Property or Personal Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property or Personal Property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

                       Article 21- DEFINITIONS

           Section 21.1 GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Lender" shall mean "Lender and any subsequent holder of the Note," the word "Trustee" shall mean "Trustee and any substitute Trustee of the estates, properties, powers, trusts and rights conferred upon Trustee pursuant to this Security Instrument," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Security Instrument," the word "person" shall include an individual, corporation, partnership, limited liability company trust, unincorporated association, government, governmental authority, and any other entity, the word "Property" shall include any portion of the Property and any interest therein, and the phrases "attorneys' fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

                Article 22 - MISCELLANEOUS PROVISIONS

           Section 22.1 NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

           Section 22.2 LIABILITY. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

           Section 22.3    INAPPLICABLE PROVISIONS.  If any term,
covenant or condition of the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note and this Security Instrument shall be construed without such provision.

           Section 22.4 HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

           Section 22.5 DUPLICATE ORIGINALS; COUNTERPARTS. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

           Section 22.6 NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

           Section 22.7 SUBROGATION. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower's obligations hereunder, under the Note and the Other Security Documents and the performance and discharge of the Other Obligations.

                Article 23 - SPECIAL TEXAS PROVISIONS

           Section 23.1 In the event of any inconsistencies between the terms and conditions of this Article 23 and the terms and conditions of this Security Instrument, the terms and conditions of this Article 23 shall control and be binding.

           Section 23.2 The following words are hereby added after the words "other mineral royalties and bonuses" in subparagraph (f) of Section
1.1 of Article 1 of this Security Instrument entitled "Leases and Rents":

           and all rents, revenues, bonus money, royalties, rights, and benefits accruing to Borrower under all present and future oil, gas and mineral leases on any parts of the Land and the Improvements

           Section 23.3 The following words are hereby added after the words "Borrower in the Property" at the end of the second sentence in
Section 1.3 of Article 1 of this Security Instrument entitled "Security Agreement":

           including, without limitation, all goods, equipment, furnishings, fixtures, furniture, chattels and personal property of whatever nature owned by Borrower now or hereafter attached or affixed to or used in and about the Improvements on the Land or otherwise located on the Land, and all fixtures, accessions and appurtenances thereto, and all renewal or replacements of or substitutions for any of the foregoing, all building materials and equipment now or hereafter delivered to the Land and intended to be installed therein and all security deposits and advance rentals under lease agreements now or at any time hereafter covering or affecting any of the Property and held by or for the benefit of Borrower, all monetary deposits which Borrower has been required to give to any public or private utility with respect to utility services furnished to the Property, all funds, accounts, instruments, documents, general intangibles (including trademarks, trade names and symbols used in connection therewith) and notes or chattel paper arising from or by virtue of any transactions related to the Property, all permits, licenses, franchises, certificates and other rights privileges obtained in connection with the Property, all oil, gas and other hydrocarbons and other minerals produced from or allocated to the Property and all products processed or obtained therefrom, the proceeds thereof, and all accounts and general intangibles under which such proceeds may arise and all proceeds thereof.

                This Security Instrument shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records in the Office of the County Clerk where the Property (including said fixtures) is situated. This Security Instrument shall also be effective as a financing statement covering minerals or the like (including oil and gas) and accounts subject to Subsection (e) of
Section 9.103 of the Texas Business and Commerce Code, as amended, and is to be filed for record in the real estate records of the county where the Property is situated. The mailing address of Borrower and the address of Lender from which information concerning the security interest may be obtained are set forth above.

           Section 23.4  The words "Borrower shall not" in Section 8.2 of
Article 8 of this Security Instrument entitled "No Sale/Encumbrance" are hereby deleted and the words "it shall constitute an Event of Default if Borrower shall" are substituted therefor.

           Section 23.5  The word "nonusurious" is hereby added
immediately following the word "maximum" in Section 10.2 of Article 10 of this Security Instrument entitled "Late Payment Charge".

           Section 23.6 The following language is added immediately after the word "AND" and before the word "SHALL" found in the third line of
Section 18.1: "EXCEPT TO THE EXTENT THAT THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA APPLY,".

           Section 23.7 POWER OF SALE. (a) Upon the occurrence of an Event of Default, it shall thereupon be the duty of the above named Trustee, or his successor or substitute, as hereinafter provided, to enforce this trust at the request of any Lender (which request shall be presumed) and to sell the Property with or without first having taken possession of the same and in whole or in part, as the acting Trustee may elect (all rights to a marshalling of assets of Borrower being expressly waived hereby), to the highest bidder for cash at public auction at the county courthouse of any County in which the Property is situated, in the area of such courthouse designated for real property foreclosure sales in accordance with applicable law (or in the absence of any such designation, in the area set forth in the notice of sale hereinafter described) on the first Tuesday of any month between the hours of 10:00 A.M. and 4:00 P.M. (commencing no earlier than such time as may be designated in the hereinafter described notice of sale), after giving notice of the time, place and terms of sale and the property to be sold by (i) the acting Trustee or any person chosen by him filing a copy of the notice thereof in the office of the County Clerk of each County where the property are situated and by posting or casing to be posted written or printed notice thereof at least twenty-one (21) days preceding the date of said sale at the County Courthouse door of each County, and (ii) the Lender or any person chosen by it, at least twenty-one (21) days preceding the date of said sale, serving written notice of such proposed sale by certified mail on each debtor obligated to pay the Debt evidenced by the Note according to the records of Lender. Service of such notice to each debtor shall be completed upon deposit of the notice enclosed in a postpaid wrapper, properly addressed to each debtor at the most recent address as shown by the records of Lender, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. After such sale, the acting Trustee shall make due conveyance with general warranty to the purchaser or purchasers and the Borrower binds itself, its heirs, assigns, executors, administrators, successors and legal representatives to warrant and forever defend the title of such purchaser or purchasers. Any abstract of title to the Property furnished in connection with the Loan shall be delivered and become the property of the purchaser at said sale.

                (b) Upon the occurrence of an Event of Default, any Lender shall have the right and option to proceed with foreclosure in satisfaction of such item or items by directing the Trustee, or his successor or substitute as hereinafter provided, to proceed as if under a full foreclosure, conducting the sale as herein provided, and without declaring the whole Debt due, and provided that if sale is made because of default as hereinabove mentioned, such sale may be made subject to the unmatured part of the Note and the Debt secured hereby, and it is agreed that such sale, if so made, shall not in any manner affect any other Obligations secured hereby, but as to such other Obligations this Security Instrument and the liens created hereby shall remain in full force and effect just as though no sale had been made under the provisions of the Article. It is further agreed that several sales may be made hereunder without exhausting the right of sale for any other breach of any of the Obligations secured hereby, it being the purpose to provide for a foreclosure and sale of the Property for any matured portion of any of the Debt secured hereby or other items provided for herein without exhausting the power to foreclose and to sell the Property for any other part of the Debt secured hereby whether matured at the time or subsequently maturing.

                (c) The Proceeds from any such sale shall be supplied by the acting Trustee as follows:

                FIRST:     To the payment of all expenses of
                advertising, selling and conveying the Property, including a reasonable commission to the acting Trustee.

                SECOND:    To the payment to the Lender of all unpaid
                Debt, including accrued interest to the date of sale, in such priority and proportions as Lender in its discretion shall deem proper.

                THIRD:     The balance, if any, shall be paid to
                Borrower.

                (d) The acting Trustee hereunder shall have the right to sell the Property in whole or in part and in such parcels and order as he may determine, and the right of sale hereunder shall not be exhausted by one or more sales, but successive sales may be had until all of the Property have been legally sold. In the event any sale hereunder is not completed or is defective in the opinion of Lender or the holder or any part of the Debt, such sale shall not exhaust the power of sale hereunder, and Lender or such holder shall have the right to cause a subsequent sale or sales to be made by the Trustee or any successor or substitute, Trustee.

Likewise, Lender may become the purchaser at any such sale if it is the highest bidder, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the bid upon the amount of the Debt owing, in lieu of cash payment. The purchaser or purchasers at foreclosure shall have the right to affirm or disaffirm any Lease of the Property.

                (e) It shall not be necessary for the acting Trustee to have constructively in his possession any part of the real or personal property covered by this Security Instrument, and the title and right of possession of said property shall pass to the purchaser or purchasers at any sale hereunder as fully as if the same had been actually present and delivered. Likewise, on foreclosure of this Security Instrument whether by power of sale herein contained or otherwise, Borrower or any person claiming any part of the Property by, through or under Borrower, shall not be entitled to a marshalling of assets or a sale in inverse order of alienation.

                (f) The recitals and statements of fact contained in any notice or in any conveyance to the purchaser or purchasers at any sale hereunder shall be prima facie evidence of the truth of such facts, and all prerequisites and requirements necessary to the validity of any such sale shall be presumed to have been performed.

                (g) Any sale under the powers granted by this Security Instrument shall be a perpetual bar against Borrower, its heirs, successors, assigns and legal representatives.

                (h) In the event of a foreclosure under the powers granted by this Security Instrument, Borrower, and all other persons in possession of any part of the Property shall be deemed tenants at will of the purchaser at such foreclosure sale and shall be liable for a reasonable rental for the use of the Property; and if any such tenants refuse to surrender possession of the Property upon demand, the purchaser shall be entitled to institute and maintain the statutory action of forcible entry and detainer and procure a writ of possession thereunder, and Borrower expressly waives all damages sustained by reason thereof.

                (i) To the extent Section 51.003 of the Texas Property Code, or any amendment thereto or judicial interpretation thereof, requires that the "fair market value" of the Property shall be determined as of the foreclosure date in order to enforce a deficiency against Borrower or any other party liable for the repayment of the Debt, the term "fair market value" shall include those matters required by law and shall also include the additional factors as follows:

                      (i) The Property is to be valued "AS IS, WHERE IS" and "WITH ALL FAULTS" and there shall be no assumption of restoration of or refurbishment of the Property after the date of foreclosure;

                      (ii) There shall be an assumption of a prompt
                resale of the Property for an all cash sales price by the purchaser at the foreclosure so that no extensive holding period should be factored into the determination of "fair market value" of the Property;

                      (iii)     An offset to the fair market value of
                the Property, as determined hereunder, shall be made by deducting from such value the reasonable estimated closing costs relating
to the sale of the Property           including but not limited to
brokerage commissions, title policy expenses, tax prorations, escrow fees, and other common charges which are incurred by a seller of real property similar to the Property; and

                      (iv) After consideration of the factors required
                by law and those required above (including the addition of any income to be generated by the Property), an additional discount factor shall be calculated based upon the estimated time it will take to effectuate a sale of the Property so that the "fair market value" as so determined is discounted to be as of the date of the foreclosure of the Property.

           Section 23.8 HOMESTEAD. The property forms no part of any property owned, used or claimed by Borrower as a residence or business homestead and is not exempt from forced sale under the laws of the State of Texas. Borrower hereby disclaims and renounces each and every claim to the Property as a homestead.

           Section 23.9 FUTURE ADVANCES. This Security Instrument shall also secure such future or additional indebtedness of Borrower to Lender or such future or additional advances for construction, improvements, preservation, maintenance and operation of the Property and the security for payment of the Debt as may be made by Lender, whether such future advances are obligatory or are to be made at Lender's option, to Borrower, for any purpose.

           Section 23.10   TRADE NAMES.  Borrower does not do any
business with respect to the Property under any trade name other than North Hills Mall Associates.

           Section 23.11 The following words are hereby added to Article 13 after the words "in any way relating to any one or more of the following" in Section 13.1; "in any way relating to anyone or more of the following" in Section 13.4; and "by attorneys and other professionals approved by the Indemnified Parties" in Article 13.5:

           REGARDLESS OF ANY NEGLIGENCE (WHETHER SOLE, CONTRIBUTORY, CONCURRENT, COMPARATIVE, IMPUTED OR IMPLIED) OR OTHER FAULT OF INDEMNIFIED PARTIES EXCEPT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF INDEMNIFIED PARTIES.

           Section 23.12 LEGAL REPRESENTATION, INDEMNITIES, WAIVERS. EACH OF THE PARTIES HERETO SPECIFICALLY ACKNOWLEDGES AND AGREES (a) THAT IT HAS A DUTY TO READ THIS DEED OF TRUST AND THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS HEREOF, (b) THAT IT HAS IN FACT READ THIS DEED OF TRUST AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS DEED OF TRUST (c) THAT IS HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS DEED OF TRUST AND HAS RECEIVED THE ADVISE OF SUCH COUNSEL IN CONNECTION WITH ENTERING INTO THIS DEED OF TRUST AND (d) THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS DEED OF TRUST PROVIDE FOR (i) CERTAIN WAIVERS AND FOR (ii) THE ASSUMPTION BY ONE PARTY OF, AND/OR RELEASE OF THE OTHER PARTY FROM, CERTAIN LIABILITIES THAT SUCH PARTY MIGHT OTHERWISE BE RESPONSIBLE FOR UNDER THE LAW. EACH PARTY HERETO FURTHER AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY SUCH PROVISIONS OF THIS DEED OF TRUST ON THE

BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT SUCH PROVISIONS ARE NOT "CONSPICUOUS."

           Section 23.13 THE NOTE, THIS DEED OF TRUST AND THE OTHER SECURITY DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE LENDER AND THE OTHER RESPECTIVE PARTIES HERETO AND THERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE
CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



                ARTICLE 24 - DEED OF TRUST PROVISIONS

           Section 24.1 CONCERNING THE TRUSTEE. Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee's reasonable satisfaction. Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days' notice to Borrower and to Lender. Lender may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Lender may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Security Instrument is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Lender. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

           Section 24.2 TRUSTEE'S FEES. Borrower shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee's agents and counsel in connection with the performance by Trustee of Trustee's duties hereunder and all such costs, fees and expenses shall be secured by this Security Instrument.

           Section 24.3 CERTAIN RIGHTS. With the approval of Lender, Trustee shall have the right to take any and all of the following actions:
(i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Lender) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Note, this Security Instrument or the Other Security Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his/her agents or attorneys, (iii) to select and employ, in and about the execution of his/her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct or any such accountant, engineer or other expert, agent or attorney-in-fact, it selected with reasonable area, or for any error of judgement of act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or bad faith, and (iv) any and all other lawful action as Lender may instruct Trustee to take to protect or enforce Lender's rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by Trustee in the performance of Trustee's duties hereunder and to reasonable compensation for such of Trustee's services hereunder as shall be rendered.

           Section 24.4 RETENTION OF MONEY. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on nay moneys received by Trustee hereunder.

           Section 24.5 PERFECTION OF APPOINTMENT. Should any deed, conveyance, or instrument of any nature be required from Borrower by any Trustee or substitute trustee to more fully and certainly vest in and confirm to the Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by the Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Borrower.

           Section 24.6    SUCCESSION INSTRUMENTS.  Any substitute
trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his/her predecessor in the rights hereunder with like effect as if originally named as Trustees herein; but nevertheless, upon the written request of Lender or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in the Trustee's place.


                   [NO FURTHER TEXT ON THIS PAGE]

      IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Borrower the day and year first above written:

                                BORROWER:

                                NORTH HILLS MALL ASSOCIATES, an
Illinois general partnership

                                By:   JMB REALTY CORPORATION,  a
                                      Delaware corporation, its
                                      general partner

                                      By:        ELIZABETH H. KOGEN
                                      Name:      Elizabeth H. Kogen
                                      Title:     Vice President

THE STATE OF NEW YORK      )
                           )
COUNTY OF NEW YORK         )


           This instrument was acknowledged before me on November 30, 1995, by Elizabeth Kogen, the Vice President of JMB Realty Corporation, a Delaware corporation, a general partner of North Hills Mall Associates, an Illinois general partnership, on behalf of said general partnership.



                                      DAPHNE H. HARONSON
                                      Notary Public in and
                                      for the State of New York




My Commission expires:


------------------------------  -----------------------------------
                                      Print Name of Notary

                              EXHIBIT A

                        (Description of Land)

           ALL of that certain lot, piece or parcel of land, with the buildings and improvements thereon, situate, lying and being.

                             SCHEDULE I

                               [None]